PURCHASE AND SALE AGREEMENT between EXARO ENERGY III LLC as Seller and EVOLUTION PETROLEUM CORPORATION as Buyer dated February 8, 2022 Exhibit 10.7 Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

i TABLE OF CONTENTS Article I DEFINITIONS AND INTERPRETATION Page 1.1 Defined Terms 1 1.2 References and Rules of Construction 1 Article II PURCHASE AND SALE 2.1 Purchase and Sale 2 2.2 Excluded Assets 3 2.3 Revenues and Expenses 3 Article III PURCHASE PRICE 3.1 Purchase Price; Deposit 4 3.2 Adjustments to Purchase Price 4 3.3 Preliminary Settlement Statement 6 3.4 Final Settlement Statement 6 3.5 Disputes 7 3.6 Allocated Values 8 3.7 Purchase Price Allocation 8 3.8 Allocation for Imbalances at Closing 8 Article IV REPRESENTATIONS AND WARRANTIES OF SELLER 4.1 Organization, Existence and Qualification 8 4.2 Authority, Approval and Enforceability 9 4.3 No Conflicts 9 4.4 Consents 9 4.5 Bankruptcy 9 4.6 Litigation 9 4.7 Material Contracts 9 4.8 No Violation of Laws 10 4.9 Preferential Purchase Rights 11 4.10 Royalties 11 4.11 Imbalances 11 4.12 Current Commitments 11 4.13 Taxes 11 4.14 Brokers’ Fees 11 4.15 Environmental Laws 11

ii 4.16 Payments for Production 12

iii 4.17 Payout Status 12 Article V REPRESENTATIONS AND WARRANTIES OF BUYER 5.1 Organization, Existence and Qualification 13 5.2 Authority, Approval and Enforceability 13 5.3 No Conflicts 13 5.4 Consents 13 5.5 Bankruptcy 13 5.6 Litigation 14 5.7 Financing 14 5.8 Regulatory 14 5.9 Independent Evaluation 14 5.10 Brokers’ Fees 14 5.11 Accredited Investor 14 Article VI CERTAIN AGREEMENTS 6.1 Conduct of Business 14 6.2 Asset Credit Support 16 6.3 Record Retention 16 6.4 Knowledge of Breach; Right to Cure 16 6.5 Amendment of Schedules 16 Article VII BUYER’S CONDITIONS TO CLOSING 7.1 Representations and Warranties 17 7.2 Performance 17 7.3 No Injunctions 17 7.4 Title and Environmental Defects and Casualty Losses 17 7.5 Closing Deliverables 18 Article VIII SELLER’S CONDITIONS TO CLOSING 8.1 Representations and Warranties 18 8.2 Performance 18 8.3 No Injunctions 18 8.4 Title and Environmental Defects and Casualty Losses 18 8.5 Closing Deliverables 19 Article IX CLOSING 9.1 Date of Closing 19

iv 9.2 Place of Closing 19 9.3 Closing Obligations 19 9.4 Records 20 9.5 Subsequent Closings 21 Article X ACCESS; DISCLAIMERS 10.1 Access 21 10.2 Confidentiality 23 10.3 Disclaimers 23 Article XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS 11.1 Seller’s Title 25 11.2 Notice of Title Defects; Defect Adjustments 26 11.3 Casualty Loss 31 11.4 Consents to Assign 32 11.5 Preferential Purchase Rights 33 Article XII ENVIRONMENTAL MATTERS 12.1 Notice of Environmental Defects 34 12.2 NORM, Asbestos, Wastes and Other Substances 36 Article XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL 13.1 Assumed Obligations 37 13.2 Indemnities of Seller 37 13.3 Indemnities of Buyer 37 13.4 Limitation on Liability 38 13.5 Express Negligence 38 13.6 Exclusive Remedy 39 13.7 Indemnification Procedures 39 13.8 Survival 41 13.9 Waiver of Right to Rescission 42 13.10 Insurance 42 13.11 Non-Compensatory Damages 42 13.12 Disclaimer of Application of Anti-Indemnity Statutes 43 13.13 Treatment of Payments 43 Article XIV TERMINATION, DEFAULT AND REMEDIES 14.1 Right of Termination 43

v 14.2 Effect of Termination 44 14.3 Return of Documentation and Confidentiality 44 Article XV MISCELLANEOUS 15.1 Appendices, Exhibits and Schedules 44 15.2 Expenses and Taxes 45 15.3 Assignment 47 15.4 Preparation of Agreement 47 15.5 Publicity 47 15.6 Notices 47 15.7 Further Cooperation 49 15.8 Filings, Notices and Certain Governmental Approvals 49 15.9 Entire Agreement; Conflicts 49 15.10 Parties in Interest 49 15.11 Amendment 50 15.12 Waiver; Rights Cumulative 50 15.13 Governing Law; Jurisdiction 50 15.14 Severability 51 15.15 Counterparts 51 15.16 Specific Performance 51 15.17 Affiliate Liability 51

LIST OF EXHIBITS AND SCHEDULES

Annex I	—	Defined Terms
Exhibit A	—	Leases
Exhibit B-1	—	Wells
Exhibit B-2	—	Other Wells
Exhibit C	—	Units
Exhibit D	—	Surface Rights
Exhibit E	—	Excluded Assets
Exhibit F	—	Form of Assignment and Bill of Sale
Schedule 2.1(d)	—	Excluded Applicable Contracts
Schedule 2.1(e)	—	Excluded Surface Rights
Schedule 4.4	—	Consents
Schedule 4.6	—	Litigation
Schedule 4.7	—	Material Contracts
Schedule 4.8	—	Violation of Laws
Schedule 4.9	—	Preferential Purchase Rights
Schedule 4.11	—	Imbalances
Schedule 4.12	—	Current Commitments
Schedule 4.13	—	Asset Taxes
Schedule 4.15	—	Environmental Matters
Schedule 4.17	—	Payout Balance
Schedule 4.24	—	Absence of Certain Changes
Schedule 6.1	—	Conduct of Business
Schedule 6.2	—	Asset Credit Support
Schedule I-1	—	Seller's Knowledge Persons
Schedule I-2	—	Buyer's Knowledge Persons

vi

1 PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed as of this 8th day of February, 2022 (the “Execution Date”), and is by and between EXARO ENERGY III LLC, a Delaware limited liability company (“Seller”), and EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“Buyer”). Seller and Buyer may be referred to herein each as a “Party” and together as the “Parties.” RECITALS WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of Seller’s right, title and interest in and to the Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter); NOW, THEREFORE, for and in consideration of the mutual promises, representations, warranties, covenants and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION 1.1 Defined Terms. Capitalized terms used herein shall have the meanings set forth in Annex I. 1.2 References and Rules of Construction. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” Unless expressly provided to the contrary, if a word or phrase is defined, its other grammatical forms have a corresponding meaning. The words “shall” and “will” have equal force and effect. All references to “$” or “dollars” shall be deemed references to United States Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations

2 promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument or Law means such agreement, instrument or Law as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day. References to a Person are also to its permitted successors and permitted assigns. ARTICLE II PURCHASE AND SALE 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for, all of Seller’s right, title and interest in and to the following assets (such assets, less and except the Excluded Assets, collectively, the “Assets”): (a) the oil and gas leases set forth on Exhibit A, together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby, including all Royalties, net profits interests and all other rights therein and the lands covered thereby or pooled therewith whether such lands be described on a description set forth on Exhibit A or described on Exhibit A by reference to another instrument and whether Seller’s interest therein is correctly or incorrectly described on Exhibit A or such referenced instrument (“Lands”), subject to the terms, conditions, covenants and obligations set forth in such leases or interests or on Exhibit A, and all other interests of Seller of any kind or character in, to or arising under or derived from such leases (the “Leases”); (b) (i) all oil and gas wells (such wells, including the oil and gas wells set forth on Exhibit B-1, the “Wells”), and all Hydrocarbons in storage or existing in pipelines, plants and tanks (including inventory and line fill) and upstream of the sales meter as of the Effective Time and all other Hydrocarbons produced from or allocated to the Wells after the Effective Time and (ii) all water, injection and other wells (such wells, including the non-oil and gas wells set forth on Exhibit B-2, the “Other Wells”), in each case, located on (1) any of the Leases or Lands or on any other lease with which any such Lease has been pooled or unitized, whether producing, operating, plugged, permanently abandoned, shut-in or temporarily abandoned or (2) any of the Surface Rights; (c) all rights and interests in, under or derived from all unitization and pooling agreements, communitization agreements or orders in effect with respect to any of the Leases, Wells or Other Wells and the units set forth on Exhibit C created thereby (the “Units”); (d) Except as set forth on Schedule 2.1(d), all Applicable Contracts and all rights thereunder; (e) Except as set forth on Schedule 2.1(e), all surface leases, surface rights, permits, licenses, servitudes, easements, surface and road use agreements, surface leases, railroad crossing authorizations, ingress and egress agreements, water rights and rights-of-way to the extent

3 primarily used or held for use in connection with any of the Assets (collectively, the “Surface Rights”), including the Surface Rights set forth on Exhibit D; (f) all structures, equipment, machinery, fixtures and other personal, moveable and mixed property, operational and nonoperational, known or unknown, located on any of the other Assets and that are primarily used or held for use in connection therewith (collectively, the “Personal Property”), including the SCADA Equipment; (g) all Imbalances relating to the Assets; (h) Intentionally removed; (i) subject to Section 9.4, all of the files, records, information and data, whether written or electronically stored, to the extent relating to the Assets in Seller’s possession (but excluding any files, records, information or data to the extent pertaining solely to the Excluded Assets), including: (i) land and title records (including abstracts of title and title opinions); (ii) Applicable Contract files; (iii) operations records; (iv) environmental, production, engineering and accounting records; and (v) well records including well data, logs, and geophysical data and all related matters (collectively, “Records”). 2.2 Excluded Assets. Seller shall reserve and retain all of the Excluded Assets. 2.3 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obliged to pay, perform, or otherwise discharge any obligations or liabilities of Seller to the extent that they are Excluded Liabilities. 2.4 Revenues and Expenses. Subject to the provisions hereof, Seller shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and all other income, proceeds, receipts and credits) and shall remain responsible (by payment or through the adjustments to the Purchase Price hereunder) for all Property Expenses, in each case, attributable to the Assets for the period of time prior to the Effective Time. Subject to the provisions hereof, and subject to the occurrence of Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds), and shall be responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all Property Expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time. “Property Expenses” shall mean all ordinarily incurred operating expenses (including costs of insurance, bonds and other guarantees) and all capital expenditures incurred in the drilling, completion, ownership and operation of the Assets, and Third Party overhead costs charged or chargeable to the Assets under the relevant operating agreement or unit agreement, if any, but excluding any Income Taxes, Asset Taxes, and Transfer Taxes. For the avoidance of doubt, “Property Expenses” shall not include the general administrative or overhead expenses of Seller or its Affiliates. After the Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Property Expenses for which such Party is entirely or in part responsible under the terms of this Section 2.4. Seller’s responsibility for Property Expenses shall expire and terminate at 5:00 p.m. Central time on the date that is [***] months after the Closing Date and, thereafter, Purchaser shall be

4 responsible for all Property Costs with respect to Seller’s interests in the Assets whether incurred prior to or after the Effective Time. ARTICLE III PURCHASE PRICE 3.1 Purchase Price; Deposit. (a) The purchase price for the Assets shall be an amount equal to Twenty-Nine Million Four Hundred Thousand Dollars ($29,400,000) (the “Purchase Price”), adjusted in accordance with this Agreement (the “Adjusted Purchase Price”). The Adjusted Purchase Price, less the Deposit, shall be paid by Buyer to Seller at the Closing by wire transfer in immediately available funds to the bank account(s) designated by Seller in the Preliminary Settlement Statement. (b) Concurrently with the execution of this Agreement, Buyer has deposited by wire transfer in immediately available funds with Seller to an account designated by Seller in writing an amount equal to One Million Four Hundred Seventy Thousand Dollars ($1,470,000)(such amount, the “Deposit”), which amount represents five percent (5%) of the Purchase Price. If Closing occurs, the Deposit (without interest) shall be applied towards the Adjusted Purchase Price at Closing in accordance with Section 9.3(d). 3.2 Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows: (a) The Purchase Price shall be adjusted upward by the following amounts (without duplication): (i) an amount equal to, to the extent that such amount has been received by Buyer and not remitted or paid to Seller, all proceeds actually received by Buyer attributable to the ownership of the Assets, including the sale of Hydrocarbons produced from or attributable to the Assets during the period prior to the Effective Time, net of expenses (other than Property Expenses and other expenses taken into account pursuant to Section 3.2(b), Income Taxes, Asset Taxes, and Transfer Taxes) directly incurred in earning or receiving such proceeds; (ii) an amount equal to, to the extent that such amount has not been remitted or paid to Seller, the value of all Hydrocarbons from or attributable to the Assets in storage or existing in pipelines, plants and tanks (including inventory and line fill) and upstream of the sales meter as of the Effective Time, the value to be based upon the contract price in effect as of the Effective Time (or the sales price, if there is no contract price, in effect as of the Effective Time); (iii) an amount equal to all Property Expenses and all other costs and expenses (excluding, for the avoidance of doubt, any Income Taxes, Asset Taxes, and Transfer Taxes) paid by Seller that are attributable to the Assets during the period from and after the Effective Time, whether paid before or after the Effective Time, including (A) bond and insurance premiums paid by or on behalf of Seller with respect to the Interim Period, (B) Burdens, (C) rentals and other lease maintenance payments and (D) prepayments for work or services performed (or to be performed) after the Effective Time;

5 (iv) the Title Benefit Amounts of any Title Benefits for which the Title Benefit Amounts have been determined pursuant to Section 11.2(h) and/or Section 11.2(j); (v) subject to Section 3.8, to the extent that Seller either (x) is underproduced for Hydrocarbons or (y) has overdelivered any Hydrocarbons, in each case, as of the Effective Time, as complete and final settlement of all Imbalances attributable to the Assets, the sum of (A) the product of the underproduced and/or overdelivered volumes of gaseous Hydrocarbons (excluding natural gas liquids) times the Imbalance Amount for gaseous Hydrocarbons, (B) the product of the underproduced and/or overdelivered volumes of liquid Hydrocarbons (excluding natural gas liquids) times the Imbalance Amount for liquid Hydrocarbons and (C) the product of the underproduced and/or overdelivered volumes of natural gas liquids times the Imbalance Amount for natural gas liquids; (vi) the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2(b) but paid or otherwise economically borne by Seller; and (vii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer. (b) The Purchase Price shall be adjusted downward by the following amounts (without duplication): (i) an amount equal to, to the extent that such amount has been received by Seller and not remitted or paid to Buyer, all proceeds actually received by Seller attributable to the ownership of the Assets, including the sale of Hydrocarbons produced from or attributable to the Assets during the period following the Effective Time, net of expenses (other than Property Expenses and other expenses taken into account pursuant to Section 3.2(a), Income Taxes, Asset Taxes, and Transfer Taxes) directly incurred in earning or receiving such proceeds; (ii) an amount equal to all Property Expenses paid by or on behalf of Buyer that are attributable to the Assets during the period prior to the Effective Time; (iii) if Seller makes the election under Section 11.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined as of or prior to the Closing; (iv) an amount equal to the cost of the R&W Insurance Policy up to Two Hundred Fifty Thousand Dollars ($250,000.00); (v) the Allocated Value of the Assets excluded from the transactions contemplated hereby pursuant to Section 11.3(b)(i)(z), Section 11.4(a), Section 11.5(a) or Section 12.1(c)(i); (vi) subject to Section 3.8, to the extent that Seller either (x) is overproduced for Hydrocarbons or (y) has underdelivered any Hydrocarbons, in each case, as of the Effective Time, as complete and final settlement of all Imbalances attributable to the Assets, the sum of (A) the product of the overproduced and/or underdelivered volumes of gaseous Hydrocarbons (excluding natural gas liquids) times the Imbalance Amount for gaseous

6 Hydrocarbons, (B) the product of the overproduced and/or underdelivered volumes of liquid Hydrocarbons (excluding natural gas liquids) times the Imbalance Amount for liquid Hydrocarbons and (C) the product of the overproduced and/or underdelivered volumes of natural gas liquids times the Imbalance Amount for natural gas liquids; (vii) the amount of all Asset Taxes allocated to Seller in accordance with Section 15.2(b) but paid or otherwise economically borne by Buyer; (viii) Intentionally removed; and (ix) any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer. 3.3 Preliminary Settlement Statement. Not less than five (5) Business Days prior to Closing, Seller shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth Seller’s estimate of the Adjusted Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Seller’s account for the wire transfers of funds as required by Section 3.1 and Section 9.3(d). Within three (3) Business Days after receipt of the Preliminary Settlement Statement, Buyer shall deliver to Seller a written report containing all changes that Buyer proposes to be made to the Preliminary Settlement Statement together with the explanation therefor and the supporting documents thereof. The Parties shall in good faith attempt to agree in writing on the Preliminary Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon in writing by the Parties, will be used to adjust the Purchase Price at Closing; provided that if the Parties do not agree in writing upon any or all of the adjustments set forth in the Preliminary Settlement Statement, then the amount of such adjustment or adjustments used to adjust the Purchase Price at Closing shall be that amount which is agreed upon by the Parties set forth in the draft Preliminary Settlement Statement delivered by Seller to Buyer pursuant to this Section 3.3. 3.4 Final Settlement Statement. (a) On or before one hundred twenty (120) days after Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Seller and delivered to Buyer, based on actual income and expenses (if known) during the Interim Period and which takes into account all final adjustments made to the Purchase Price and shows the resulting final Purchase Price (the “Final Price”). The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. As soon as practicable, and in any event within thirty (30) days after receipt of the Final Settlement Statement, Buyer shall return to Seller a written Dispute Notice containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor. Any changes not so specified in the Dispute Notice shall be deemed waived, and Seller’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in the Dispute Notice shall prevail. If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, without limiting Section 15.2(b), the Final Settlement Statement as delivered by Seller will be deemed to be correct and will be final and

7 binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon in writing by Seller and Buyer, without limiting Section 15.2(b), the Final Settlement Statement and the Final Price, shall be final and binding on the Parties and not subject to further audit or arbitration. Any difference in the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement and the Final Price shall be paid by the owing Party within ten (10) Business Days of final determination of such owed amounts in accordance herewith to the owed Party. All amounts paid pursuant to this Section 3.4 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party. (b) If, after the delivery of the Final Settlement Statement pursuant to the provisions of Section 3.4(a), either Party receives monies (including proceeds of production) belonging to the other Party pursuant to Section 2.4 or otherwise, then such monies shall, within five (5) Business Days after the end of the month in which they were received, be paid over by the receiving Party to the owed Party. Additionally, if after delivery of the Final Settlement Statement, Seller pays monies relating to the Assets that are the obligation of Buyer, then Buyer shall, within five (5) Business Days after the end of the month in which the applicable invoice and proof of payment of such invoice are received by it, reimburse Seller therefor. Seller shall be permitted to offset any monies owed by it to Buyer pursuant to this Section 3.4 against amounts owed to it by Buyer pursuant to this Section 3.4. 3.5 Disputes. Seller and Buyer shall work together in good faith to resolve any matters addressed in any Dispute Notice delivered pursuant to Section 3.4 or Section 3.6 hereof. If Seller and Buyer are unable to resolve all of the matters addressed in the Dispute Notice within ten (10) Business Days after the delivery of such Dispute Notice to the other Party, either Party may, upon notice to the other Party, submit all unresolved matters addressed in the Dispute Notice to arbitration in accordance with this Section 3.5. Within ten (10) Business Days of a matter being submitted to arbitration by a Party in accordance with the preceding sentence, each of Buyer and Seller shall (a) summarize its position with regard to such dispute in a written document of 20 pages or less and (b) submit such summaries to the Houston, Texas office such Person as the Parties may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Final Settlement Statement and any other documentation such Party may desire to submit. If the Parties cannot agree on an Accounting Arbitrator within ten (10) Business Days after a Party’s election to submit such matters to arbitration under this Section 3.5, then either Party may request the Houston, Texas office of the American Arbitration Association (the “AAA”) (or, if there is no such office, the office of the AAA serving Houston, Texas) to select the Accounting Arbitrator. Within ten (10) Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing Seller’s position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials described above. Without limiting Section 15.2(b), any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Seller and Buyer and enforceable against any of the Parties in any court of competent jurisdiction. The costs of the Accounting Arbitrator shall be borne equally between the Parties. 3.6 Allocated Values. Buyer and Seller agree that the Purchase Price shall be allocated among the Wells as set forth on Exhibit B-1 (the “Allocated Values”). Buyer and Seller agree that such allocation is reasonable and except to the extent result from the breach of any representation

8 or warranty contained herein of the other Party, shall not take any position inconsistent therewith. Seller, however, makes no representation or warranty as to the accuracy of such values. 3.7 Purchase Price Allocation. Within sixty (60) days after the Closing Date, Buyer shall prepare and submit to Seller a proposed allocation of the Adjusted Purchase Price and any other items properly treated as consideration for U.S. federal income Tax purposes among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and, to the extent allowed under applicable federal income tax Law, in a manner consistent with the Allocated Values, within thirty (30) days after the date that the Final Settlement Statement is finally determined pursuant to Section 3.4 and Section 3.5 (the “Allocation”). As soon as practicable, and in any event within thirty (30) days after receipt of the proposed Allocation, Seller shall return to Buyer a Dispute Notice containing any proposed changes to the Allocation and an explanation of any such changes and the reasons therefor. Any changes not so specified in the Dispute Notice shall be deemed waived, and Buyer’s determinations with respect to all such elements of the Allocation that are not addressed specifically in the Dispute Notice shall prevail. If Seller fails to timely deliver a Dispute Notice to Buyer containing changes Seller proposes to be made to the Allocation, the Allocation as delivered by Buyer will be deemed to be correct and will be final and binding on the Parties and not subject to further audit or arbitration. If the Parties reach an agreement with respect to the Allocation, (i) Buyer and Seller shall use commercially reasonable efforts to update the Allocation in accordance with Section 1060 of the Code following any adjustment to the Purchase Price pursuant to this Agreement, and (ii) Buyer and Seller shall, and shall cause their Affiliates to, report consistently with the Allocation, as adjusted, on all Tax Returns, including Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), which Buyer and Seller shall timely file with the IRS, and neither Seller nor Buyer shall take any position on any Tax Return that is inconsistent with the Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation. 3.8 Allocation for Imbalances at Closing. If, prior to Closing, either Party discovers an error in the Imbalances set forth in Schedule 4.11, then the Purchase Price shall be further adjusted at Closing pursuant to Section 3.2(a)(v) or Section 3.2(b)(vi), as applicable, and Schedule 4.11 will be deemed amended immediately prior to Closing to reflect the Imbalances for which the Purchase Price is so adjusted. 3.9 R&W Insurance Policy. (a) Prior to the Closing Date, Seller shall cooperate with Buyer to obtain a buyer-side representations and warranties insurance policy issued by an insurer or insurers reasonably acceptable to Buyer on such terms and conditions that are reasonably acceptable to Seller and Buyer (the “R&W Insurance Policy”), which insurance policy shall contain industry standard terms and conditions that are customary in transactions of this type, and shall have a limit of not less than Five Million Dollars ($5,000,000) in the aggregate. Prior to the Execution Date, Buyer has provided Seller with an executed copy of the Non-Binding Indication Letter for Buyer- Side R&W Insurance issued by Mergers & Acquisitions Insurance Group (AIG) dated January 27, 2022 for the R&W Insurance Policy.

9 (b) Seller shall be responsible for all premiums, fees, commissions, taxes, costs and expenses to obtain such R&W Insurance Policy up to the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), which amount, without duplication, shall be reflected as a reduction in the Purchase Price at Closing as provided in Section 3.2(b)(iv). Subject to such adjustment, Buyer shall pay when due all premiums, fees, costs and taxes payable under the R&W Insurance Policy. (c) Any R&W Insurance Policy costs in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) will be borne by Buyer (except for any attorneys’ fees, legal or other expenses incurred in connection therewith by Seller). (d) In connection with the foregoing, Seller has and will continue to provide such reasonable cooperation to Buyer and the R&W Insurance Policy insurer as reasonably requested thereby, including providing customary documentation required by the insurer. (e) The insurer under the R&W Insurance Policy shall expressly (i) name Seller as an additional insured and waive, and agree not to pursue, directly or indirectly, any subrogation rights against Seller (other than in the event of fraud by Seller) with respect to any claim made by any insured thereunder and (ii) agree that the Buyer Indemnified Parties shall have no obligation to pursue any claim against Seller covering Liabilities incurred by Buyer Indemnified Parties with respect to any breach of the representations and warranties set forth in this Agreement or the Assignment. (f) The R&W Insurance Policy shall be issued contemporaneously with or promptly after the Closing (in accordance with the terms of the binder thereof provided to the Seller) and remain in full force and effect thereafter. The Parties agree to (a) comply in all material respects with and maintain the R&W Insurance Policy in full force and effect; and (b) satisfy on a timely basis all conditions necessary for the issuance of or continuance of coverage under the R&W Insurance Policy. No Party shall terminate, cancel, amend, waive or otherwise modify the R&W Insurance Policy or any of the coverage thereunder prior to, at or at any time after the Closing (and no party shall take any action or fail to take any action that could result in the foregoing). ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer the following: 4.1 Organization, Existence and Qualification. Seller is a limited liability company duly formed and validly existing under the Laws of the State of Delaware. Seller has all requisite limited liability company power and authority to own and operate its property (including the Assets) and to carry on its business as now conducted. Seller is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not have or would not be reasonably be expected to have a Material Adverse Effect. 4.2 Authority, Approval and Enforceability. Seller has full limited liability company power and authority to enter into and perform this Agreement, the Transaction Documents to

10 which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a Party have been duly and validly authorized and approved by all necessary limited liability company action on the part of Seller. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which a Seller is a party when executed and delivered by Seller will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). 4.3 No Conflicts. Assuming the receipt of all Consents and the waiver of or compliance with all Preferential Purchase Rights, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other Material Contract to which Seller is a party or by which Seller or any of the Assets are bound, or (c) violate any Law applicable to Seller or any of the Assets except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have or would not be reasonably expected to have a Material Adverse Effect. 4.4 Consents. Except (a) as set forth on Schedule 4.4, and (b) for Customary Post- Closing Consents and under Contracts that are terminable upon not greater than forty-five (45) days’ notice without payment of any fee, there are no restrictions on assignment, including requirements for consents from Third Parties to any assignment (in each case), that Seller is required to obtain in connection with the transfer of the Assets by Seller to Buyer or the consummation of the transactions contemplated by this Agreement by Seller (each, a “Consent”). 4.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller. 4.6 Litigation. Except as set forth on Schedule 4.6, there are no Proceedings pending against Seller (with respect to the Assets) of which Seller has received service or written notice or, to Seller’s Knowledge, threatened against Seller (with respect to the Assets). 4.7 Material Contracts. (a) Schedule 4.7 sets forth, as of the Execution Date, all Applicable Contracts of the type described below (collectively, the “Material Contracts”): (i) any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller of more than $50,000 during the remainder of the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

11 (ii) any Applicable Contract that can reasonably be expected to result in aggregate revenues to Seller of more than $50,000 during the remainder of the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues); (iii) any Hydrocarbon purchase and sale, transportation, gathering, treating, processing or similar Applicable Contract; (iv) any indenture, mortgage, loan, credit or sale-leaseback or similar Applicable Contract that is secured with mortgages or liens on the Assets; (v) any Applicable Contract that constitutes a lease under which Seller is the lessor or the lessee of Personal Property; (vi) any farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, unit agreement or any similar Applicable Contract where, in each case, the primary obligation thereunder has not been fully performed; (vii) any Applicable Contract between Seller and any Affiliate of Seller that is binding on the Assets and will not be terminated prior to or as of the Closing; (viii) any Applicable Contract that provides for an area of mutual interest; and (ix) any Applicable Contract that contains a non-compete agreement or otherwise purports to restrict, limit or prohibit the manner in which, or the locations in which, Seller may conduct its business. (b) Except as set forth on Schedule 4.7, there exists no material breach or default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract. Seller has made available for Buyer’s review true and complete copies of each Material Contract and any and all amendments thereto. 4.8 No Violation of Laws. Except as set forth on Schedule 4.8, Seller is not in violation of any Laws in any material respect with respect to its ownership of the Assets. This Section 4.8 does not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Section 4.15 below. 4.9 Preferential Purchase Rights. Except as set forth on Schedule 4.9, there are no material preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby (each a “Preferential Purchase Right”).

12 4.10 Royalties. Seller has paid or there has been paid on its behalf, all Royalties and other Burdens with respect to the Assets due by Seller, or if not paid, is contesting such Burdens in good faith in the ordinary course. 4.11 Imbalances. Schedule 4.11 sets forth all material Imbalances associated with the Assets as of the Effective Time. 4.12 Current Commitments. Schedule 4.12 sets forth, as of the Execution Date, each authority for expenditures for an amount greater than $50,000 (net to Seller’s interest in the Assets) (collectively, the “AFEs”) relating to the Assets to drill or rework wells or for other capital expenditures for which all of the activities anticipated in such AFEs or commitments have not been completed by the Execution Date. 4.13 Taxes. Except as set forth on Schedule 4.13, all material Asset Taxes that have become due and payable by Seller have been timely paid, and all material Tax Returns with respect to Asset Taxes required to be filed by Seller have been duly and timely filed. Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 4.13 and the covenants set forth in Section 15.2 are the only representations and warranties in this Agreement with respect to Tax matters. 4.14 Brokers’ Fees. Neither Seller nor its Affiliates have incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer or Buyer’s Affiliates shall have any responsibility, and any such obligation or Liability that might exist shall be the sole obligation of Seller. 4.15 Environmental Laws. Except as set forth on Schedule 4.15: (a) As of the Execution Date, the Assets are in compliance with applicable Environmental Laws, except where the failure to be in compliance does not have or would not be reasonably expected to have a Material Adverse Effect; (b) As of the Execution Date, Seller has not received from any Governmental Authority any written notice of material violation of, alleged violation of, or non-compliance with, any Environmental Law with respect to the Assets other than notices with respect to matters that have been resolved to the satisfaction of any relevant Governmental Authority or for which Seller has no further material obligations outstanding. (c) As of the Execution Date, none of the Assets are subject to any unfulfilled orders, consent decrees or judgments of any Governmental Authority relating to compliance with applicable Environmental Laws; and (d) Seller has not received written notice from any Person of any release or disposal of any Hazardous Substances relating to the Assets that could (i) materially interfere with or prevent compliance by Seller or Buyer with any Environmental Laws or the term of any permit issued pursuant thereto, or (ii) give rise to or result in any material liability of Seller’s or Buyer to any Person.

13 4.16 Payments for Production. Seller is not obligated by virtue of a take-or-pay payment, advance payment or other similar payment (other than gas balancing agreements) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s interest in the Assets at some future time without receiving full payment therefor at or after the time of delivery. 4.17 Payout Status. Schedule 4.17 sets forth the “payout” balance, as of the dates set forth on such Schedule, for each Well, subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms). 4.18 Liens. There are no contractual Encumbrances on the Assets granted by Seller or its Affiliates to secure indebtedness for borrowed money that will not be discharged at the Closing. The Assets will be delivered to Buyer at Closing free and clear of all Encumbrances except for Permitted Encumbrances. 4.19 Permits. Seller possesses all material permits, licenses, certificates, consents, approvals, and other authorizations required of Seller by any Governmental Authority (for purposes of this Section 4.19 collectively, “Permits”), and has made all filings with any Governmental Authority required to be made in the two (2) years preceding the Execution Date, in each case that are material to Seller’s ownership and operation of the Assets. 4.20 Affiliate Interests. No Affiliate of Seller has any interest in the Assets or any right, title or interest to any assets or properties that would otherwise be included in the definition of “Assets” hereunder if such assets or interests were owned by Seller. 4.21 Equipment. The Personal Property included in the Assets, taken as a whole, has not been damaged as to render such tangible personal property inadequate for normal operation of the Assets consistent with standard industry practice in the areas in which they are operated and with operations as currently conducted, ordinary wear and tear excepted. 4.22 Non-Consent Operations. No operations are being conducted or have been conducted on the Assets with respect to which Seller has elected to be a non-consenting party under the applicable operating agreement and with respect to which all of Seller’s rights have not yet reverted. 4.23 Title to Assets. Intentionally removed. 4.24 Conduct in Ordinary Course and Absence of Certain Changes. Except as listed in Schedule 4.24, since the Effective Time, Seller has conducted its business in the ordinary course of business consistent with past practice in all material respects, there has not been any event, development, or state of circumstances that would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Assets. Any representation of a Seller in this Article 4 that relates to Assets in which Seller is a non- operator under a joint operating agreement or similar agreement is limited to the Knowledge of Seller.

14 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller the following: 5.1 Organization, Existence and Qualification. Buyer is a corporation duly formed, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own and operate its property and to carry on its business as now conducted. Buyer is duly licensed or qualified to do business as a foreign corporation in all jurisdictions in which (a) the Assets are located and (b) it carries on business or owns assets and such qualification is required by Law except in the case of this clause (b) where the failure to be so qualified would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. 5.2 Authority, Approval and Enforceability. Buyer has full corporate power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents has been duly and validly authorized and approved by all necessary corporate action on the part of Buyer. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which Buyer is a party when executed and delivered by Buyer will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). 5.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement, the Transaction Documents and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents or perform its obligations hereunder and thereunder. 5.4 Consents. There are no consents or approvals (including from Third Parties) that Buyer is required to obtain in connection with the consummation of the transactions contemplated by this Agreement. 5.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened in writing against Buyer or any Affiliate of Buyer. Buyer is not (and will not be upon consummation of the transactions contemplated hereby) insolvent.

15 5.6 Litigation. There are no Proceedings pending, or to Buyer’s Knowledge, threatened in writing against Buyer that would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement. 5.7 Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to fund and pay the Purchase Price (as adjusted herein) and any other amounts to be paid by Buyer hereunder or under the Transaction Documents. 5.8 Regulatory. Buyer will upon Closing and thereafter shall continue to be qualified per applicable Law to own the Assets in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner. To the extent required by any Laws, Buyer will maintain all material lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all Laws governing the ownership of the Assets and will file any and all required reports necessary for such ownership with all Governmental Authorities having jurisdiction over such ownership. To Buyer’s Knowledge, there is no material fact or condition with respect to Buyer or its obligations hereunder that may cause any Governmental Authority to withhold its unconditional approval of the transactions contemplated hereby to the extent approval by such Governmental Authority is required by Law. 5.9 Independent Evaluation. Buyer is (a) sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities, (b) capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Assets, Buyer’s acquisition and ownership thereof, and its obligations hereunder, and (c) able to bear the economic risks associated with the Assets, Buyer’s acquisition and ownership thereof, and its obligations hereunder. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, except for the representations and warranties of Seller expressly set forth in Article IV or Section 11.1(b) and in the Seller’s Certificate, Buyer acknowledges that there are no other representations or warranties, express, statutory or implied, as to the Assets or prospects thereof. 5.10 Brokers’ Fees. Neither Buyer nor its Affiliates have incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller or Seller’s Affiliates shall have any responsibility. 5.11 Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any state blue sky Laws or any other securities Laws. ARTICLE VI CERTAIN AGREEMENTS 6.1 Conduct of Business. (a) Except (w) as set forth on Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described on Schedule 4.12, (y) for actions taken

16 in connection with emergency situations or to maintain a lease or as required by Law or a Governmental Authority or any Material Contract and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Seller shall, from and after the Execution Date until Closing: (i) use commercially reasonable efforts to own and maintain the Assets in an ordinary manner consistent with past practice; (ii) not propose any operation reasonably expected to cost Seller in excess of $50,000 (net to Seller’s interest in the Assets); (iii) notify Buyer before Seller agrees to participate in any operation proposed by a Third Party that is reasonably expected to cost Seller in excess of $50,000 (net to Seller’s interest in the Assets); (iv) except in the ordinary course of business, not enter into an Applicable Contract that, if entered into on or prior to the Execution Date, would be required to be listed on Schedule 4.7, or amend, modify, or change the terms of, waive any rights under or terminate any Applicable Contract; (v) not transfer, sell, mortgage, pledge or dispose of any portion of the Assets other than (A) the sale or disposal of Hydrocarbons in the ordinary course of business or (B) items constituting Permitted Encumbrances; (vi) provide Buyer with copies of any and all material correspondence received from any Governmental Authority with respect to the Assets within five (5) days of the receipt thereof; (vii) not voluntarily abandon any of the Assets other than as required pursuant to the terms of a Lease or applicable Law; (viii) maintain its existing insurance policies relating to the Asserts in such amounts and with such deductibles as are currently maintained by Seller; (ix) not settle or compromise any Proceeding relating to the Assets, other than settlements or compromises (A) of matters for which Seller is liable for under the terms of this Agreement or (B) that involve only the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate (excluding amounts to be paid under insurance policies); and or (ix) (x) not commit to do any of the foregoing in clauses (ii), (iv), (v), (vii) (xi) use commercially reasonable efforts to obtain all Preferential Purchase Rights and other Consents required by Third Parties, Governmental Authority and others as may be required to consummate the transaction, as and to the extent set forth in Section 11.4(a) and Section 11.5(a) of this Agreement (including the preamble to such Sections);

17 (xii) except with respect to any Excluded Assets, maintain in effect all Permits as may be necessary for Seller or its Affiliates to own and operate the Assets; and (xiii) shall consult with Buyer with respect to all material decisions to be made with respect to the operation of the Assets. (xiv) give prompt written notice to Buyer of any material damage to or destruction of any of the Assets. (b) Buyer acknowledges Seller owns undivided interests in certain of the properties comprising the Assets, and Buyer agrees that the acts or omissions of the other Working Interest owners or operators who are not Seller or an Affiliate of Seller shall not constitute a breach of the provisions of this Section 6.1, and no action required by a vote of Working Interest owners shall constitute such a breach so long as Seller has voted its interest in a manner that complies with the provisions of this Section 6.1. 6.2 Asset Credit Support. Schedule 6.2 sets forth all Asset Credit Support maintained by Seller with respect to the Assets. Buyer acknowledges that none of the Asset Credit Support, if any, posted by Seller or its Affiliates with Governmental Authorities or other Persons and relating to the Assets is transferable to Buyer. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of the Buyer, replacements for such Asset Credit Support set forth in Schedule 6.2 to the extent such replacements are necessary (a) for Buyer’s ownership of the Assets and (b) to permit the cancellation of the Asset Credit Support posted by Seller and its Affiliates with respect to the Assets. In addition, at or prior to Closing, Buyer shall deliver to Seller evidence of the posting of such Asset Credit Support with all applicable Governmental Authorities or other Persons meeting the requirements of such authorities to own the Assets. In the event that any counterparty to any Asset Credit Support does not release Seller and its Affiliates, then, from and after Closing, Buyer shall indemnify Seller or its relevant Affiliate against all Losses incurred by Seller or its relevant Affiliate under such Asset Credit Support (and all actual costs incurred in connection with such Asset Credit Support) if applicable to Assets acquired by Buyer. Notwithstanding anything to the contrary contained in this Agreement, any cash placed in escrow by Seller or any Affiliate of Seller pursuant to any Asset Credit Support must be returned to Seller, and shall be deemed an Excluded Asset. 6.3 Record Retention. Buyer shall and shall cause its successors and assigns to, for at least a period of seven (7) years following Closing, (a) retain the Records, (b) provide Seller and its Affiliates and its and their officers, employees and representatives with access to the Records (to the extent that Seller has not retained the original or a copy) during normal business hours for review and copying at Seller’s expense and (c) provide Seller and its Affiliates and its and their officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Section 13.2 or other claim or dispute under this Agreement for review and copying at Seller’s expense. At the end of such seven year period and prior to destroying any of the Records, Buyer shall notify Seller in advance of any such destruction and provide Seller an opportunity to copy such Records at Seller’s sole cost and expense.

18 6.4 Knowledge of Breach; Right to Cure. Intentionally removed. 6.5 Amendment of Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement and Seller’s indemnity obligations set forth in Section 13.2, Seller shall have the continuing right until the fifth (5th) Business Day before Closing, to add, supplement or amend the Schedules to its representations and warranties (including the addition of Schedules that are responsive to the representations and warranties contained herein but for which a Schedule is not contemplated as of the Execution Date) with respect to any matters occurring subsequent to the Execution Date. Each amendment or supplement to any Schedules shall be clearly marked so as to indicate the amending or supplemental information contained therein, which shall be presented in appropriate detail to Buyer. In the event that Seller amends or supplements the Schedules pursuant to this Section 6.5 and such amendment or supplement constitutes or reflects, individually or in the aggregate, a Material Adverse Effect, then Buyer may, by notice to Seller given not less than one (1) Business Day prior to the scheduled Closing Date, terminate this Agreement and no Party shall have any further obligation hereunder except as specified herein. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article VII have been fulfilled or any pre-Closing remedies under this Agreement, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to Closing shall be waived, and Buyer shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise. ARTICLE VII BUYER’S CONDITIONS TO CLOSING The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Seller or waiver in writing by Buyer, on or prior to Closing of each of the following conditions: 7.1 Representations and Warranties. The representations and warranties of Seller set forth in Article IV and Section 11.1(b) of this Agreement shall be true and correct in all material respects (without regard to materiality or Material Adverse Effect qualifiers) on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) except for all such breaches, if any, of such representations and warranties that individually or in the aggregate that do not or would not have a Material Adverse Effect. 7.2 Performance. Seller shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or on the Closing Date. 7.3 No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is

19 in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions. 7.4 Title and Environmental Defects and Casualty Losses. The sum of (a) all Title Defect Amounts for all actual Title Defects that are properly asserted by Buyer prior to the Title Claim Date pursuant to Section 11.2(a), that individually exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts with respect to any Assets excluded from the transactions contemplated by this Agreement in accordance with this Agreement), plus (b) all Remediation Amounts for all actual Environmental Defects that are properly asserted by Buyer prior to the Environmental Claim Date pursuant to Section 12.1(a), that individually exceed the Individual Environmental Defect Threshold (excluding any Remediation Amounts with respect to any Assets excluded from the transactions contemplated by this Agreement in accordance with this Agreement), plus (c) the Allocated Value of all Assets excluded from the transactions contemplated by this Agreement on account of Environmental Defects pursuant to Section 12.1(c)(i), plus (d) the losses to the Assets in respect of all Casualty Losses that occur between the Execution Date and the Closing as determined in accordance with Section 11.3, plus (e) the Allocated Value of all Assets excluded from the transactions contemplated hereby on account of Hard Consents and Preferential Purchase Rights pursuant to Section 11.4(a) and Section 11.5(a), as applicable, shall be in the aggregate less than [***] percent of the Purchase Price. 7.5 Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 9.3. ARTICLE VIII SELLER’S CONDITIONS TO CLOSING The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment by Buyer or waiver in writing by Seller on or prior to Closing of each of the following conditions: 8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article V shall be true and correct in all respects (without regard to materiality or material adverse effect qualifiers) on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for all such breaches, if any, of such representations and warranties that do not have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. 8.2 Performance. Buyer shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date. 8.3 No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is

20 in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions. 8.4 Title and Environmental Defects and Casualty Losses. The sum of (a) all Title Defect Amounts for all actual Title Defects that are properly asserted by Buyer prior to the Title Claim Date pursuant to Section 11.2(a), that individually exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts with respect to any Assets excluded from the transactions contemplated by this Agreement in accordance with this Agreement), plus (b) all Remediation Amounts for all actual Environmental Defects that are properly asserted by Buyer prior to the Environmental Claim Date pursuant to Section 12.1(a), that individually exceed the Individual Environmental Defect Threshold (excluding any Remediation Amounts with respect to any Assets excluded from the transactions contemplated by this Agreement in accordance with this Agreement), plus (c) the Allocated Value of all Assets excluded from the transactions contemplated by this Agreement on account of Environmental Defects pursuant to Section 12.1(c)(i), plus (d) the losses to the Assets in respect of all Casualty Losses that occur between the Execution Date and the Closing as determined in accordance with Section 11.3, plus (e) the Allocated Value of all Assets excluded from the transactions contemplated hereby on account of Hard Consents and Preferential Purchase Rights pursuant to Section 11.4(a) and Section 11.5(a), as applicable, shall be in the aggregate less than [***] percent of the Purchase Price. 8.5 Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 9.3. 8.6 R&W Insurance Policy. Buyer shall have delivered to Seller a true and correct copy of the R&W Insurance Policy (and all amendments thereto) and evidence that such R&W Insurance Policy is issued and effective or will be issued and effective upon Closing. ARTICLE IX CLOSING 9.1 Date of Closing. Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur on April 1, 2022 (the “Target Closing Date”); provided that, if all conditions in Article VII and Article VIII to be satisfied at or prior to Closing have not yet been satisfied or waived in writing by Buyer or Seller (as applicable) by the Target Closing Date, then the Closing shall occur within five (5) Business Days after such conditions have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing but subject to all conditions in Article VII and Article VIII having been satisfied or waived at the Closing), subject to the rights of the Parties under Article XIV. The date on which the Closing actually occurs shall be the “Closing Date.” 9.2 Place of Closing. The Closing shall be held at the office of Seller, or such other place as mutually agreed upon by the Parties.

21 9.3 Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others: (a) Each of Seller and Buyer shall execute, acknowledge and deliver the Assignment in sufficient counterparts to facilitate recording in the applicable counties covering the Assets. (b) Seller and Buyer shall execute and deliver assignments, in appropriate forms, of federal Leases, state Leases and Indian Leases included in the Assets (if any) in sufficient counterparts to facilitate filing with the applicable Governmental Authority. (c) Each of Seller and Buyer shall execute and deliver the Preliminary Settlement Statement as contemplated by Section 3.3. (d) Buyer shall deliver to Seller, to the account(s) designated in the Preliminary Settlement Statement, by direct bank or wire transfer in immediately available funds, an amount equal to (i) the Adjusted Purchase Price less (ii) the Deposit. (e) Seller shall deliver, on forms supplied by Buyer and reasonably acceptable to Seller, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets from and after the Effective Time, for delivery by Buyer to the purchasers of production. (f) Seller (or, if Seller is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income Tax purposes, the Person that is treated as its regarded tax owner for such purposes) shall deliver an executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2). (g) An authorized officer of Seller shall execute and deliver a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer (the “Seller’s Certificate”). (h) An authorized officer of Buyer shall execute and deliver a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller (the “Buyer’s Certificate”). (i) Buyer shall deliver any instruments, documents or guarantees required by Section 6.2. (j) Seller shall deliver to Buyer releases in form reasonably satisfactory to Buyer of all Encumbrances on the Assets securing Seller’s obligations for borrowed money under Seller’s credit facility, if applicable.

22 (k) Each of Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered at Closing. 9.4 Records. In addition to the obligations set forth under Section 9.3, but notwithstanding anything herein to the contrary, no later than twenty (20) Business Days after the Closing Date, Seller shall make available to Buyer the Records in its possession in their current form and format as maintained by Seller as of the Effective Time, for pickup from Seller’s offices during normal business hours; provided that Seller may retain (x) written or electronic copies of the Records and (y) originals of Records relating to Asset Taxes and provide Buyer with copies thereof. Copying and transportation of the Records will be at Buyer’s sole cost. 9.5 Subsequent Closings. If: (a) pursuant to Section 11.4(a), Seller withholds an Asset from Closing due to failure to obtain a Hard Consent, and such Hard Consent expires or is obtained prior to the expiration of the Cure Period; or (b) pursuant to Section 11.5(c), Seller withholds an Asset from Closing due to a Preferential Purchase Right, and such Preferential Purchase Right is waived, or if the time period otherwise set forth for exercising such Preferential Purchase Right expires, in either case prior to the expiration of the Cure Period; then on or before the date for delivery of the Final Settlement Statement, (x) Seller shall convey to Buyer all such affected Assets at a mutually agreed upon time and location (a “Subsequent Closing”) in a manner consistent with Section 9.3, and (y) contemporaneously with such Subsequent Closing, Buyer shall pay to Seller the Allocated Value (or applicable portion) of such Asset (as adjusted pursuant to Section 3.2) by wire transfer of immediately available funds. ARTICLE X ACCESS; DISCLAIMERS 10.1 Access. (a) From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement) but subject to the other provisions of this Section 10.1 and obtaining any required consents of Third Parties, including Third Party operators of the Assets (with respect to which consents Seller shall use commercially reasonable efforts to request), Seller shall afford to Buyer and its officers, employees, agents, accountants, consultants, attorneys and other authorized representatives (“Buyer’s Representatives”) reasonable access, during normal business hours, to the Assets and all Records in Seller’s possession and Seller shall provide Buyer and Buyer Representatives with access to an online data room containing executed copies of all the materials listed on the Schedules and Exhibits (such copies, the “Due Diligence Items”). The Due Diligence Items include, without limitation, executed copies of all Applicable Contracts, Permits held by Seller or by any Affiliate of Seller for the benefit of Seller. In addition, Seller agrees that, to the extent additional Due Diligence Items are discovered by, or otherwise become available to, Seller (or Seller becomes aware of any changes to the Due Diligence Items previously provided to Buyer) or Buyer requests any additional Due Diligence Items, Seller shall promptly

23 deliver or otherwise make such Due Diligence Items available to Buyer or its Buyer’s Representatives. (a) All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment. (b) From and after the Execution Date and up to and including the Environmental Claim Date, and subject to obtaining any required consents of Third Parties, including Third Party operators of the Assets (with respect to which consents Seller shall use commercially reasonable efforts to request), Buyer shall be entitled to conduct a Phase I environmental property assessment with respect to the Assets, to be conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller; provided further that no environmental sampling or invasive activity or testing or operation of equipment by Buyer or Buyer’s Representatives may be performed without the prior written consent of Seller, which consent may be withheld in Seller’s sole but reasonable discretion, and Seller shall have the right to be present during any stage of the assessment. Buyer shall give Seller reasonable prior written notice before gaining physical access to or otherwise inspecting or surveying any of the Assets, whether to conduct a Phase I environmental property assessment or otherwise, and shall coordinate any such access, inspections or surveys with Seller. Seller or its designee shall have the right to accompany Buyer and Buyer’s Representatives whenever they are on site on the Assets or otherwise inspecting or surveying the Assets. Notwithstanding anything herein to the contrary, Buyer and Buyer’s Representative shall not have access to, and shall not be permitted to conduct any environmental investigations (including any Phase I environmental property assessment) with respect to, any Assets with respect to which Seller does not have the authority to grant access for such investigations; provided that Seller shall use its commercially reasonable efforts to obtain permission from any Third Party operators for Buyer to have such access; provided, however, that Seller shall not be required to incur any Liability, expend any money, or provide any other consideration to any Third Party operators in order for Buyer to have such access. (c) Buyer shall (and shall cause Buyer’s Representative to) coordinate their environmental property assessments and inspections of the Assets with Seller and all Third Party operators to attempt to minimize any inconvenience to or interruption of the conduct of business by Seller or such Third Party operators. Buyer shall (and shall cause Buyer’s Representative to) abide by Seller’s, and any Third Party operator’s, safety rules, regulations and operating policies (including with respect to the COVID-19 virus) while conducting their due diligence evaluation of the Assets, including any environmental or other inspection, survey or assessment of the Assets and, to the extent required by any Third Party operator, execute and deliver any required confidentiality, indemnity and release agreement of any such Third Party operator, in each case, before conducting Buyer’s assessment on such Asset in accordance with this Section 10.1. BUYER HEREBY DEFENDS, INDEMNIFIES AND HOLDS HARMLESS EACH OF THE OPERATORS OF THE ASSETS AND THE SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES ARISING OUT OF, RESULTING FROM OR RELATING TO ANY COSTS, EXPENSES, DAMAGES OR FIELD VISIT, ENVIRONMENTAL PROPERTY ASSESSMENT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR ANY BUYER’S REPRESENTATIVE WITH

24 RESPECT TO THE ASSETS, EVEN IF SUCH COSTS, EXPENSES, DAMAGES AND LIABILITIES ARISE OUT OF OR RESULT FROM OR RELATE TO, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY AN OPERATOR OF THE ASSETS OR A MEMBER OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES. (d) Buyer agrees to promptly provide Seller, but in no event less than five (5) days after receipt or creation, copies of all non-privileged final reports and any other results prepared by Buyer and/or any of Buyer’s Representatives which contain data collected or generated from Buyer’s and Buyer’s Representatives’ due diligence with respect to the Assets. Seller shall not be deemed by its receipt of such documents or otherwise to have made any representation or warranty, expressed, implied or statutory as to the condition of the Assets or to the accuracy of said documents or the information contained therein. (e) As soon as reasonably practicable, but in any event promptly upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates (i) repair all damage done to the Assets in connection with Buyer’s and Buyer’s Representatives’ due diligence, (ii) restore the Assets to the same condition as they were prior to commencement of Buyer’s and Buyers’ Representatives’ due diligence and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Buyer’s and Buyer’s Representatives’ due diligence. Any disturbance to the Assets (including, the leasehold associated therewith) resulting from Buyer’s and Buyer’s Representatives’ due diligence will be promptly corrected by Buyer at Buyer’s sole cost and expense. (f) During all periods that Buyer or any of Buyer’s Representatives are on the Assets or are in Seller’s or its Affiliates’ offices, Buyer shall maintain, at its sole cost and expense and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts reasonably requested by Seller. Coverage under all insurance required to be carried by Buyer hereunder will (i) be primary insurance, (ii) list the Seller Indemnified Parties as additional insureds, (iii) waive subrogation against the Seller Indemnified Parties and (iv) provide for ten (10) Business Days prior notice to Seller in the event of cancellation or modification of the policy or reduction in coverage. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering the Assets. 10.2 Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records or the Assets, Buyer and Buyer’s Representatives (including Buyer's environmental consulting or engineering firm) will become privy to confidential and other information of Seller or its Affiliates and Buyer shall ensure that such confidential information shall be held confidential by Buyer and Buyer’s Representatives in accordance with the terms of the Confidentiality Agreement except to the extent such confidential information must be used for disclosures otherwise made in satisfaction of any of the obligations under this Agreement, including disclosures made in connection with obtaining the R&W Insurance Policy, or to enforce any rights under this Agreement or under any other document or agreement related hereto. Buyer further agrees that, notwithstanding termination of the Confidentiality Agreement, if Closing does not

25 occur then Buyer shall not disclose to any Third Party the results of any Phase I or any other environmental assessment performed on the Assets under Section 10.1 except as required by Law. 10.3 Disclaimers. (a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT, THE ASSIGNMENT, OR THE SELLER’S CERTIFICATE, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR, AND (III) BUYER IS NOT RELYING UPON, ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY SELLER (OR ANY AFFILIATE OF SELLER), ANY AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES). BUYER ACKNOWLEDGES AND AGREES THAT NO SELLER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR FAILING OR OMITTING TO DISCLOSE ANY CONDITION, AGREEMENT, DOCUMENT, DATA, INFORMATION OR OTHER MATERIALS RELATING TO THE ASSETS THAT IS NOT EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT OR THE ASSIGNMENT. (b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN THE ASSIGNMENT, THIS AGREEMENT, OR THE SELLER’S CERTIFICATE, AND WITHOUT LIMITING THE GENERALITY OF SECTION 10.3(a), SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL, GEOPHYSICAL OR SEISMIC DATA OR INTERPRETATION OR ANALYSIS RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS (INCLUDING THE ACCURACY OR COMPLETENESS THEREOF), (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING THE ACCURACY OR COMPLETENESS

26 THEREOF) OR ANY DISCUSSION OR PRESENTATION RELATING THERETO (INCLUDING THE ACCURACY OR COMPLETENESS THEREOF) AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN THE ASSIGNMENT, THIS AGREEMENT, OR THE SELLER’S CERTIFICATE, BUYER ACKNOWLEDGES AND AGREES THAT (X) NO SELLER INDEMNIFIED PARTY IS MAKING (AND NO SELLER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND (Y) NO BUYER INDEMNIFIED PARTY IS RELYING UPON ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. (c) OTHER THAN AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 4.15, BUYER ACKNOWLEDGES AND AGREES THAT (I) NO SELLER INDEMNIFIED PARTY IS MAKING (AND NO SELLER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND (II) NO BUYER INDEMNIFIED PARTY IS RELYING UPON ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE. (d) FOR THE AVOIDANCE OF DOUBT, BUYER ACKNOWLEDGES AND AGREES THAT BUYER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM SELLER’S METHODOLOGIES FOR THE DETERMINATION AND REPORTING OF ANY ASSET TAXES THAT WERE UTILIZED FOR ANY TAX PERIOD (OR PORTION OF ANY STRADDLE PERIOD) BEGINNING PRIOR TO THE CLOSING DATE FOR PURPOSES OF CALCULATING AND REPORTING ASSET TAXES ATTRIBUTABLE TO ANY TAX PERIOD (OR PORTION OF ANY STRADDLE PERIOD) BEGINNING ON OR AFTER THE CLOSING DATE, IT BEING UNDERSTOOD THAT BUYER MUST MAKE ITS OWN DETERMINATION AS TO THE

27 PROPER METHODOLOGIES THAT CAN OR SHOULD BE USED FOR ANY SUCH LATER TAX RETURN. (e) SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 10.3 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY LAW. ARTICLE XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS 11.1 Seller’s Title. (a) General Disclaimer of Title Warranties and Representations. Except for the special warranty of Defensible Title in the Assignment and without limiting Buyer’s remedies for Title Defects set forth in this Article XI and the representations and warranties set forth in Article IV and Section 11.1(b) of this Agreement, Seller makes no warranty or representation, express, implied, statutory or otherwise with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges and agrees that Buyer’s sole and exclusive remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 11.2(d) or if applicable, Section 14.1(b) and (ii) after Closing, shall be pursuant to the special warranty of Defensible Title of Seller in the Assignment. Buyer is not entitled to protection under (or have the right to make a claim against) Seller’s special warranty of Defensible Title in the Assignment for any Title Defect reported by Buyer under Section 11.2(a). (b) Special Warranty of Defensible Title. If Closing occurs, then effective as of the Closing Date until the expiration of the SWT Survival Period, Seller shall warrant in the Assignment Defensible Title to its interest in the Wells unto Buyer against every Person whomsoever lawfully claims the same or any part thereof by, through or under Seller and its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances. Buyer and Seller acknowledge and agree that the special warranty of Defensible Title set forth in the Assignment shall constitute a special warranty of title by, through and under Seller under the applicable laws of the State of Texas. (c) Recovery on Special Warranty of Defensible Title. (i) To assert a breach of Seller’s special warranty of Defensible Title in the Assignment, Buyer shall furnish Seller a claim notice meeting the requirements of Section 11.2(a) in all material respects setting forth such matters which Buyer intends to assert as a breach of Seller’s special warranty of Defensible Title in the Assignment at such time. For all purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no further Liability for, any breach of Seller’s special warranty of Defensible Title in the Assignment that Buyer fails to assert by a claim notice meeting the requirements of Section 11.2(a) in all material respects given to Seller on or before the expiration of the SWT Survival Period. Seller shall have a reasonable opportunity, but not the obligation, to cure any breach of the special warranty of Defensible Title in the Assignment asserted by Buyer.

28 (ii) Recovery on Seller’s special warranty of Defensible Title in the Assignment shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Purchase Price to which Buyer would have been entitled had Buyer asserted the defect giving rise to such breach of Seller’s special warranty of Defensible Title as a Title Defect prior to the Title Claim Date pursuant to Section 11.2. Seller shall be entitled to offset any amount owed by Seller to Buyer for Seller’s breach of the special warranty of Defensible Title with respect to any Well by the amount of any Title Benefits with respect to any Well (whether such Title Benefit is asserted before or after the Closing) unless such Title Benefit resulted in an increase to the Purchase Price in accordance with Section 3.2 or was used as an offset to any Title Defects under Section 11.2. 11.2 Notice of Title Defects; Defect Adjustments. (a) Title Defect Notices. Buyer must deliver no later than 5:00 p.m. (Central Time) on the date that is forty-five (45) days after the Execution Date (the “Title Claim Date”) claim notices to Seller meeting the requirements of this Section 11.2(a) (collectively the “Title Defect Notices” and individually a “Title Defect Notice”) setting forth any matters which, in Buyer’s good faith opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Section 11.2(a). For all purposes of this Agreement and notwithstanding anything herein to the contrary (except as provided in Section 11.1), Buyer shall be deemed to have waived, and Seller shall have no Liability for, any Title Defect which Buyer fails to assert as a Title Defect by a properly delivered Title Defect Notice received by Seller on or before the Title Claim Date. To be effective, each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect and the Well, or portion thereof, affected by such alleged Title Defect (each, whether affected by an actual or alleged Title Defect, a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Title Defect and (iv) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use commercially reasonable efforts to give Seller, on or before the end of each calendar week prior to the Title Claim Date, written notice of alleged Title Defects discovered by Buyer during the preceding calendar week, which notice shall be preliminary in nature and supplemented prior to the Title Claim Date. From the Execution Date until the end of the SWT Survival Period, Buyer shall also, promptly upon discovery, furnish Seller with written notice of any Title Benefit which is discovered by any of Buyer’s or any of its Affiliate’s employees, title attorneys, landmen or other title examiners while conducting Buyer’s due diligence with respect to the Assets. (b) Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Title Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Asset, or portion thereof, affected by such alleged Title Benefit (each, whether affected by an actual or alleged Title Benefit, a “Title Benefit Property”), and (ii) the amount by which Seller reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit and the computations upon which Seller’s belief is based. Except as provided in Section 11.1(c) and for Title Benefits of which Buyer is required to notify Seller pursuant to

29 Section 11.2(a), Seller shall be deemed to have waived all Title Benefits for which a Title Benefit Notice has not been delivered on or before the Title Claim Date. (c) Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure at any time prior to Ninety (90) days after Closing (the “Cure Period”), any Title Defect asserted by Buyer; provided, however, that if after pursuit of other remedies reasonably available to Seller to cure any such Title Defect, Seller reasonably believes that such Title Defect can be cured through a quiet title or similar proceeding, then the Cure Period with respect to such Title Defect shall be extended until such quiet title or similar proceeding is finally resolved (not to exceed ninety (90) days after the expiration of the Cure Period), notwithstanding Seller’s previous attempt to cure such Title Defect without the use of a quiet title or similar proceeding, so long as Seller initiates the quiet title or similar proceeding on or before the end of the Cure Period and diligently pursues such proceeding. During the period of time from Closing to the expiration of the Cure Period (or any extended period contemplated by this Section 11.2(c)), Buyer agrees to reasonably cooperate with Seller, including by giving Seller reasonable access during normal business hours to all Records in Buyer’s or its Affiliates’ possession or control and by giving Seller reasonable access to the Assets, to the extent necessary or convenient to facilitate Seller’s attempt to cure any such Title Defects and subject to Seller abiding by Buyer’s, and any Third Party operator’s, safety rules, regulations and operating policies (including with respect to the COVID-19 virus) while attempting to cure such Title Defects. No reduction shall be made to the Purchase Price with respect to any Title Defect for which Seller has provided notice to Buyer prior to or on the Closing Date that Seller intends to attempt to cure the Title Defect during the Cure Period or dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto under Section 11.2(j). An election by Seller to attempt to cure a Title Defect shall be without prejudice to its rights under Section 11.2(j) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect. (d) Remedies for Title Defects. Subject to Seller’s continuing right to cure a Title Defect before the end of the Cure Period or dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto before the end of the Cure Period, in the event that any Title Defect timely and effectively asserted by Buyer in accordance with Section 11.2(a) is not waived in writing by Buyer or cured during the Cure Period, Seller shall, at its sole option, elect to: (i) subject to the Individual Title Defect Threshold and the Aggregate Defect Deductible, reduce the Purchase Price or Final Price, as applicable, by the Title Defect Amount (not to exceed the Allocated Value of the applicable Title Defect Property) determined pursuant to Section 11.2(g) or Section 11.2(j); (ii) cure the alleged Title Defect pursuant to Section 11.2(c) before the end of the Cure Period; or (iii) if applicable, terminate this Agreement pursuant to Section 8.4. If Seller fails to elect in writing one of the remedies set forth in Sections 11.2(d)(i) through 11.2(d)(iii) above prior to Closing with respect to any Title Defect, then Seller shall be deemed to

30 have elected (subject to Seller’s continuing right to cure a Title Defect before the end of the Cure Period or dispute the existence of a Title Defect and the Title Defect Amount asserted with respect thereto) the remedy in Section 11.2(d)(i). (e) Remedies for Title Benefits. With respect to each Title Benefit Property reported under Section 11.2(a) or Section 11.2(b), the Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Title Benefit Property caused by such Title Benefit, as determined pursuant to Section 11.2(h) or Section 11.2(j). Notwithstanding the foregoing or anything to the contrary in this Agreement (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Benefit for which the Title Benefit Amount does not exceed [***] (the “Individual Title Benefit Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Buyer for any Title Benefit that exceeds the Individual Title Benefit Threshold unless (A) the amount of the sum of (1) the aggregate Title Benefit Amounts of all such Title Benefits asserted by Seller that exceed the Individual Title Benefit Threshold exceeds (B) the Aggregate Benefit Deductible, after which point Seller shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Title Benefit Amounts exceeds the Aggregate Benefit Deductible. (f) Exclusive Remedy. Except for Buyer’s remedy for a breach of Seller’s representations and warranties contained in Article IV or the corresponding representations and warranties in Seller’s Certificate and Buyer’s rights under Seller’s special warranty of title under Section 11.1(b), the provisions set forth in Section 11.2(d) shall be the exclusive right and remedy of Buyer with respect to Seller’s failure to have Defensible Title with respect to any Asset or any other title matter. (g) Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of a Title Defect shall be the “Title Defect Amount” and shall be determined in accordance with the following methodology, terms and conditions: (i) if Buyer and Seller agree in writing on the Title Defect Amount, then that amount shall be the Title Defect Amount; (ii) if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property; (iii) if, with respect to any Title Defect affecting a Well, the Title Defect is the result of Seller’s Net Revenue Interest for such Title Defect Property as to a Subject Depth (for the productive life of such Title Defect Property) being less than the Net Revenue Interest set forth on Exhibit B for such Title Defect Property as to such Subject Depth, and the Working Interest set forth on Exhibit B for such Title Defect Property as to such Subject Depth is decreased (for the productive life of such Title Defect Property) in the same proportion as the decrease in Net Revenue Interest for such Title Defect Property as to such Subject Depth, then the Title Defect Amount shall be the product of (A) the Allocated Value of such Title Defect Property as to such

31 Subject Depth multiplied by (B) a fraction, the numerator of which is such Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property as to such Subject Depth on Exhibit B; (iv) if the Title Defect represents any matter other than described in clauses (i) through (iii) of this Section 11.2(g), then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property and the affected Subject Depths, the portion (including Subject Depths) of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; (v) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and (vi) notwithstanding anything to the contrary in this Article XI, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the lesser of: (A) the Allocated Value of such Title Defect Property and (B) the reasonable cost to cure such Title Defects. (h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions: (i) if Buyer and Seller agree in writing on the Title Benefit Amount, then that amount shall be the Title Benefit Amount; (ii) if, with respect to any Title Benefit affecting a Well, the Title Benefit represents an increase in Seller’s Net Revenue Interest for such Title Benefit Property as to a Subject Depth (for the productive life of such Title Benefit Property) and the Working Interest set forth on Exhibit B for such Subject Depth of such Title Benefit Property is increased (for the productive life of such Title Benefit Property) in the same proportion as the increase in Net Revenue Interest for such Subject Depth of such Title Benefit Property, then the Title Benefit Amount shall be the product of (A) the Allocated Value of such Subject Depth for such Title Benefit Property multiplied by (B) a fraction, (1) the numerator of which is the Net Revenue Interest increase for such Subject Depth of such Title Benefit Property and (2) the denominator of which is the Net Revenue Interest set forth for such Subject Depth of such Title Benefit Property on Exhibit B; (iii) if the Title Benefit is of a type not described above, then the Title Benefit Amount shall be determined by taking into account the Allocated Value of Title Benefit Property and the affected Subject Depths, the portion (including Subject Depths) of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.

32 (i) Title Defect Threshold and Deductible. Notwithstanding anything to the contrary in this Agreement (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed [***] (the “Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defects asserted against Seller that exceed the Individual Title Defect Threshold (but excluding any such Title Defects cured by Seller), plus (2) the aggregate Remediation Amounts of all Environmental Defects asserted against Seller that exceed the Individual Environmental Defect Threshold (but excluding any Environmental Defect cured by Seller), exceeds (B) the Aggregate Defect Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Title Defect Amounts and Remediation Amounts exceeds the Aggregate Defect Deductible. For the purposes of determining whether or not a Title Defect exceeds the Individual Title Defect Threshold, individual Title Defects will be determined on an asset-by-asset basis, and shall not be aggregated with other Title Defects under any circumstances, regardless of whether or not the same event, fact, circumstance or liability giving rise to such Title Defect occurs or is present across multiple assets. (j) Title Dispute Resolution. Seller and Buyer shall attempt to agree in writing on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Seller to cure an alleged Title Defect (collectively, the “Disputed Title Matters”) prior to Closing (or, if Seller elects to attempt to cure pursuant to Section 11.2(c), then prior to the end of the Cure Period). If Seller and Buyer are unable to agree in writing by Closing (or by the end of the Cure Period if Seller elects to attempt to cure a Title Defect after Closing), the Disputed Title Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 11.2(j). There shall be a single arbitrator, who shall be a title attorney or consultant with at least fifteen (15) years’ experience in oil and gas titles involving properties in the regional area in which the Title Defect Properties and/or Title Benefit Properties are located, as selected by mutual written agreement of Buyer and Seller within fifteen (15) days after the Closing Date or the end of the Cure Period, as applicable, and absent such agreement, by the Houston, Texas office of the AAA (the “Title Arbitrator”). Each of Buyer and Seller shall submit to the Title Arbitrator its proposed resolution of the Disputed Title Matter in writing. The proposed resolution of the Disputed Title Matter shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) to settle the Disputed Title Matter. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 11.2(j). The Title Arbitrator’s determination shall be made within thirty (30) days after submission of the matters in dispute and, without limiting Section 15.2(b), shall be final and binding upon the Parties, without right of appeal. In making its determination, the Title Arbitrator shall be bound by the rules set forth in Section 11.2(g) and Section 11.2(h) and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination; provided, however, that the Title Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Title Matter submitted by either Party and may not

33 award damages, interest or penalties to either Party with respect to any matter. The costs of the Title Arbitrator shall be borne equally between the Parties. To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.3 or Section 3.4, then, within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Title Defect Amount or Title Benefit Amount, and subject to Section 11.2(i), the Parties shall account to each other in accordance with the terms of such award. Nothing herein shall operate to cause Closing to be delayed on account of any unresolved Disputed Title Matter arbitration conducted pursuant to this Section 11.2(j), and to the extent any adjustments are not agreed upon by the Parties in writing as of Closing, the Purchase Price shall not be adjusted therefor at Closing and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.4 or this Section 11.2. 11.3 Casualty Loss. (a) Intentionally removed. (b) If, after the Execution Date but prior to the Closing Date, any Asset is damaged or destroyed by fire or other casualty (except to the extent Buyer has an indemnification obligation to Seller for such damage, destruction or casualty under Section 10.1(c)) or is taken in condemnation or under right of eminent domain (each a “Casualty Loss”), subject to Section 7.4, Buyer shall nevertheless be required to Close. Furthermore, subject to Section 7.4 and Section 8.4: (i) If there any losses to the Assets as a result of Casualty Losses that occur between the Execution Date and the Closing, Seller shall elect in writing to either (x) restore the Asset(s) affected by such Casualty Loss to substantially their condition as of the Execution Date as promptly as practicable following the Closing, (y) adjust the Purchase Price downward by the amount by the reasonable estimated losses to the Assets as a result of such Casualty Losses, or (z) exclude the affected Asset(s) from the transaction contemplated hereby and reduce the Purchase Price by the Allocated Value of such excluded Assets. In the event this clause (b)(i) is applicable, Seller shall retain all sums paid by Third Parties by reason of such Casualty Losses and all rights in and to any insurance claims, unpaid awards and other rights, in each case, against Third Parties arising out of such Casualty Losses. Further, in the event clause (b)(i)(x) above is applicable, Buyer agrees to reasonably cooperate with Seller, including by giving Seller reasonable access to the affected Assets to the extent necessary or convenient to facilitate Seller’s efforts to restore such affected Assets. 11.4 Consents to Assign. With respect to each Consent set forth on Schedule 4.4, promptly after the Execution Date, and in any event no later than five (5) Business Days after the Execution Date, Seller shall prepare and deliver to Buyer a draft notice, and subsequent to Buyer’s reasonable approval thereof, shall send to the holder of each such Consent written notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby. (a) If Seller fails to obtain a Consent set forth on Schedule 4.4 prior to Closing and the failure to obtain such Consent would (i) cause the assignment to Buyer of the Assets (or

34 portion thereof affected thereby) to be void or voidable, or (ii) cause the termination of a Lease or Contract under the express terms thereof (a consent satisfying (i), or (ii) a “Hard Consent”), then (1) the Asset (or portion thereof) affected by such Hard Consent shall not be conveyed at the Closing, (2) the Purchase Price shall be reduced by the Allocated Value of such Asset (or portion thereof) excluded from the Assets conveyed at Closing, and (3) Seller shall use commercially reasonable efforts to obtain the Hard Consent applicable to the transfer of such Asset following the Closing provided, however, that no Party shall be required to incur any Liability or pay any money or provide other consideration to any holder of any such Hard Consent in order to obtain such Hard Consent. In the event that a Hard Consent (with respect to an Asset excluded pursuant to this Section 11.4(a)) that was not obtained prior to Closing is obtained within one hundred twenty (120) days following Closing, then, within ten (10) Business Days after such Hard Consent is obtained (x) Buyer shall purchase the Asset (or portion thereof) and any associated Assets (or portion thereof) that were so excluded as a result of such previously un-obtained Hard Consent and pay to Seller the amount by which the Purchase Price was reduced at Closing with respect to the Asset (or portion thereof) and any associated Assets so excluded (as such amount is appropriately adjusted in accordance with the other terms of this Agreement) and (y) Seller shall assign to Buyer the Assets (or portion thereof) and any associated Assets so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment, in each case, pursuant to Section 9.5 (and the other terms and conditions herein) with respect to such Assets (or portion thereof) and any associated Assets so excluded at Closing. (b) If Seller fails to obtain a Consent set forth on Schedule 4.4 prior to Closing, and such Consent is not a Hard Consent, then the Asset (or portion thereof) subject to such un- obtained Consent shall nevertheless be assigned by Seller to Buyer at Closing as part of the Assets and Buyer shall have no claim against, and Seller shall have no Liability to Buyer for, the failure to obtain such Consent. (c) Prior to Closing, Seller shall use its commercially reasonable efforts to obtain all Consents listed on Schedule 4.4; provided, however, that no Party shall be required to incur any Liability, pay any money or provide any other consideration to the holders of any Consent in order to obtain any such Consent. Subject to the foregoing, Buyer agrees to execute any documents in a form and substance reasonably satisfactory to Buyer evidencing the assignment, assumption and/or attornment of any Applicable Contracts and provide Seller with any information or documentation that may be reasonably requested by Seller or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents. 11.5 Preferential Purchase Rights. With respect to each Preferential Purchase Right set forth on Schedule 4.9, Seller, promptly after the Execution Date, and in any event no later than five (5) Business Days after the Execution Date, Seller shall prepare and deliver to Buyer a draft notice, and subsequent to Buyer’s reasonable approval thereof, shall use send to the holder of each such Preferential Purchase Right a notice in material compliance with the contractual provisions applicable to such Preferential Purchase Right with respect to the transactions contemplated hereby. (a) In the event that any holder of a Preferential Purchase Right exercises such Preferential Purchase Right prior to the Closing, the Assets subject to such Preferential Purchase Right (as well as all other Assets as may be reasonably necessary to effect the exclusion of the

35 affected Asset due to any uniformity of interest provisions, unit agreements or other contractual or operational restrictions on the transfer of such affected Asset) shall be excluded from this Agreement, the Purchase Price shall be reduced at Closing by an amount equal to the aggregate Allocated Values of such affected Assets and, subject to Article IX, the Closing shall occur as to the remainder of the Assets (or interests therein). (b) In the event that any holder of a Preferential Purchase Right fails to exercise such Preferential Purchase Right prior to the Closing and the time period for exercise or waiver of such Preferential Purchase Right has not yet expired, the Assets subject to such Preferential Purchase Right (as well as all other Assets as may be reasonably necessary to effect the exclusion of the affected Asset due to any uniformity of interest provisions, unit agreements or other contractual or operational restrictions on the transfer of such affected Asset) shall be retained by the Seller and the Purchase Price shall be reduced at Closing by an amount equal to the aggregate Allocated Values of such retained Assets, and, subject to Article IX, the Closing shall occur as to the remainder of the Assets (or interests therein). (c) If, subsequent to the Closing, any Preferential Purchase Right is waived, or if the time period otherwise set forth for exercising such Preferential Purchase Right expires without exercise by the holders thereof, or such holder of such Preferential Purchase Right fails to consummate the purchase of the Assets covered by such Preferential Purchase Right in accordance with the terms of the Preferential Purchase Right, in each case prior to the expiration of the Cure Period, then Seller and Buyer shall effect a Closing pursuant to Section 9.5 (and the other terms and conditions herein) with respect to, and Seller shall transfer to Buyer, the Assets (or interests therein) subject to such Preferential Purchase Right and any related Assets which were excluded from the Closing as provided in this Section 11.5, and Buyer shall pay or provide to Seller an amount equal to the aggregate Allocated Values of such Assets (as adjusted pursuant to Section 3.2). ARTICLE XII ENVIRONMENTAL MATTERS 12.1 Notice of Environmental Defects. (a) Environmental Defects Notice. Buyer must deliver no later than 5:00 p.m. (Central Time) on the date that is forty-five (450) days after the Execution Date (the “Environmental Claim Date”) claim notices to Seller meeting the requirements of this Section 12.1(a) (collectively the “Environmental Defect Notices” and individually an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s good faith opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 12.1. For all purposes of this Agreement, but subject to Buyer’s remedy for a breach of Seller’s representation contained in Section 4.15 and the corresponding representation in the Seller’s Certificate, Buyer shall be deemed to have waived, and Seller shall have no Liability for, any Environmental Defect which Buyer fails to assert as an Environmental Defect by a properly delivered Environmental Defect Notice received by Seller on or before the Environmental Claim Date. To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Defect (including the applicable Environmental Law violated or implicated thereby) and the Assets

36 affected by such alleged Environmental Defect, (ii) the Allocated Value of the Assets (or portions thereof) affected by such alleged Environmental Defect, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Environmental Defect, and (iv) Buyer’s good faith calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Defect. Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Defect and identify all assumptions used by the Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to give Seller, on or before the end of each calendar week prior to the Environmental Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Environmental Claim Date. Buyer may not assert as an Environmental Defect any environmental condition disclosed in the schedules to this Agreement. (b) Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure at any time prior to the (i) Closing Date or (ii) if applicable under Section 12.1(c) below, the end of the Cure Period, any Environmental Defects of which it has been advised by Buyer. An election by Seller to attempt to cure an Environmental Defect shall be without prejudice to its rights under Section 12.1(f) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Environmental Defect. (c) Remedies for Environmental Defects. Subject to Seller’s continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto, in the event that any Environmental Defect timely and effectively asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer prior to the Closing Date, Seller shall, at its sole option, elect to: (i) retain the entirety of the Asset that is subject to such Environmental Defect, together with all associated Assets, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Asset and such associated Assets; (ii) cure the alleged Environmental Defect pursuant to Section 11.2(c) before the end of the Cure Period; or (iii) if applicable, terminate this Agreement pursuant to Section 8.4. If Seller fails to elect in writing one of the remedies set forth in Sections 12.1(c)(i) through 12.1(c)(iii) above prior to Closing with respect to any Environmental Defect, then Seller shall be deemed to have elected the remedy in Sections 12.1(c)(i). (d) Exclusive Remedy. Except for Buyer’s remedy for a breach of Seller’s representation contained in Section 4.15 or the corresponding representation in Seller’s Certificate, the provisions set forth in Section 12.1(c) shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect with respect to any Asset or other environmental matter.

37 (e) Environmental Deductibles. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Environmental Defect for which the Remediation Amount does not exceed $50,000 (the “Individual Environmental Defect Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Defect Threshold unless (A) the amount of the sum of (1) the aggregate Remediation Amounts of all such Environmental Defects asserted against Seller that exceed the Individual Environmental Defect Threshold (but excluding any Environmental Defects cured by Seller), plus (2) the aggregate Title Defect Amounts of all Title Defects asserted against Seller that exceed the Individual Title Defect Threshold (but excluding any Title Defects cured by Seller), exceeds (B) the Aggregate Defect Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Remediation Amounts and Title Defect Amounts exceeds the Aggregate Defect Deductible. For the avoidance of doubt, if Seller retains any Assets pursuant to Section Error! Unknown switch argument.(c)(i), the Remediation Amounts relating to such retained Assets will not count towards the Aggregate Defect Deductible. (f) Environmental Dispute Resolution. Seller and Buyer shall attempt to agree in writing on all Environmental Defects and Remediation Amounts prior to Closing. If Seller and Buyer are unable to agree in writing by Closing, the Environmental Defects and Remediation Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 12.1(f). There shall be a single arbitrator, who shall be an environmental attorney or consultant with at least fifteen (15) years’ experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual written agreement of Buyer and Seller within fifteen (15) days after the Closing Date, and absent such agreement, by the Houston, Texas office of the AAA (the “Environmental Arbitrator”). Each of Buyer and Seller shall submit to the Environmental Arbitrator its proposed resolution of Environmental Defects and Remediation Amounts for each Environmental Defect in writing. The proposed resolution shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) as the Remediation Amount for each Environmental Defect. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 12.1. The Environmental Arbitrator’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making its determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 12.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination; provided, however, that the Environmental Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts. The Environmental Arbitrator, however, may not award Buyer any greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and Remediation Amounts submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. The costs of the Environmental Arbitrator shall be borne equally between the Parties. To the extent that the award of the Environmental Arbitrator with respect to

38 any Remediation Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.3 or Section 3.4, then, within ten (10) days after the Environmental Arbitrator delivers written notice to Buyer and Seller of his award with respect to any Remediation Amount, and subject to Section 12.1(e), the Parties shall account to each other in accordance with the terms of such award. Nothing herein shall operate to cause Closing to be delayed on account of any unresolved dispute involving Environmental Defects and/or Remediation Amounts or any arbitration conducted pursuant to this Section 12.1(f), and to the extent any adjustments are not agreed upon by the Parties in writing as of Closing, the Purchase Price shall not be adjusted therefor at Closing and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.4 or this Section 12.1(f). 12.2 NORM, Asbestos, Wastes and Other Substances. Buyer acknowledges that (a) the Assets have been used for exploration, development and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets; (b) equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances; (c) NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms; (d) the wells, materials and equipment located on the Assets or included in the Assets may contain NORM, asbestos and other wastes or Hazardous Substances; (e) NORM containing material and other wastes or Hazardous Substances may have come in contact with various environmental media, including, water, soils or sediment; (f) special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets; and (g) notwithstanding anything to the contrary, the presence of NORM, asbestos-containing materials that are non-friable, Hydrocarbons or Hazardous Substances cannot be claimed as an Environmental Defect, except to the extent constituting a violation of Environmental Laws.

39 ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL 13.1 Assumed Obligations. Without limiting Buyer’s rights to indemnity under this Article XIII, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including obligations and Liabilities to (a) furnish makeup gas and settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) pay Working Interests, Burdens and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, (c) pay the applicable Governmental Authority any amounts subject to escheat obligations pursuant to applicable Law, (d) Decommission the Assets, (e) clean up and remediate the Assets in accordance with Applicable Contracts and Laws, (f) perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases and the Applicable Contracts, or as required by Law, and (g) all Property Expenses (all of said obligations and Liabilities being referred to as the “Assumed Obligations”); provided that Buyer does not assume any Excluded Liabilities. 13.2 Indemnities of Seller. Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8 or otherwise in this Agreement, Seller shall be responsible for, shall pay on a current basis and hereby agrees to defend, indemnify, hold harmless and forever release Buyer and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all Liabilities suffered or incurred by any Buyer Indemnified Party, whether or not relating to Third Party Claims or incurred in the defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with: (a) any breach by Seller of any of its representations or warranties contained in this Agreement, the Assignment and/or the Seller’s Certificate; (b) any breach by Seller of any of its covenants or agreements under this Agreement; and (c) the Specified Liabilities and the Excluded Liabilities. 13.3 Indemnities of Buyer. Effective as of Closing, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Seller and its Affiliates, and all of their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all Liabilities suffered or incurred by any Seller Indemnified Party, whether or not relating to Third Party Claims or incurred in the defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

40 (a) any breach by Buyer of any of its representations or warranties contained in Article V and/or the Buyer’s Certificate; (b) any breach by Buyer of any of its covenants or agreements under this Agreement; or (c) the Assumed Obligations. 13.4 Limitation on Liability. (a) (i) Neither Party shall have any Liability for any indemnification under Sections 13.2 for any individual Liability unless the amount with respect to such Liability exceeds [***] (the “De Minimis Threshold”), and (ii) Seller shall have no Liability for any indemnification under Sections 13.2 until and unless the aggregate amount of all Liabilities for which Claim Notices are delivered by the claiming Party that exceed the De Minimis Threshold exceeds the Indemnity Deductible, after which point the indemnifying Party shall only be liable for such indemnification to the extent such Liabilities that exceed the De Minimis Threshold exceed the Indemnity Deductible; provided that the limitations on Seller’s Liability in this Section 13.4(a) shall not apply to (w) Seller’s Liability for Specified Liabilities or Excluded Liabilities, (x) Seller’s Liability for breaches of its Fundamental Representations, the representations and warranties in Section 4.13 and the corresponding representations and warranties in Seller’s Certificate and the Assignment, (y) Seller’s Liability for breaches of any covenant to be performed at or following the Closing (including Liability for any payments to be made by Seller under Section 3.4 and Section 3.5) and (z) Seller’s Liability under Section 13.2(c) for the Seller Taxes and the Excluded Assets. (b) Notwithstanding anything to the contrary contained in this Agreement, Seller’s aggregate Liabilities under this Agreement or otherwise shall not exceed [***] percent of the Purchase Price, reduced by any recoveries under the R&W Insurance Policy. (c) The obligations set forth in Section 13.2 and Section 13.3 shall not apply to (i) any amount that was taken into account as an adjustment to the Purchase Price pursuant to the provisions hereof, (ii) except as otherwise provided in this Agreement, any Party’s costs and expenses with respect to the negotiation and consummation of this Agreement and the purchase and sale of the Assets and (iii) any amount that would result in a double recovery. (d) Each Party shall have a duty to use commercially reasonable efforts to mitigate any claim that such Party has or may bring for indemnification in connection with this Agreement or the transactions contemplated hereby. (e) The Buyer Indemnified Parties shall use commercially reasonable efforts to seek recovery for Liability arising under Section 13.2 first, against the R&W Insurance Policy; provided, however, that subject to the limitations set forth in this Agreement, exhaustion of all such efforts by the Buyer Indemnified Parties shall not be a precondition to recovery of Liability by such Buyer Indemnified Parties in accordance with Section 13.2. To the extent that any indemnification claim pursuant to Section 13.2 (1) is not recoverable against the R&W Insurance Policy and arises from (A) any breach of, or any inaccuracy in, any Fundamental Representation or Excluded Liabilities or (B) Liability based on criminal matters or fraud, or (2) is excluded from

41 coverage under the R&W Insurance Policy, the Buyer Indemnified Parties may seek satisfaction of its Liability for indemnification by pursuing such claim directly against Seller subject to the limitations set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, except as provided in the previous sentence, the sole and exclusive remedy of the Buyer Indemnified Parties in respect of any indemnified Claims under this Agreement which are recoverable under the R&W Insurance Policy shall be limited to recoveries under the R&W Insurance Policy. 13.5 Express Negligence. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE AND ASSUMED OBLIGATIONS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.” 13.6 Exclusive Remedy. (a) Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that, from and after Closing, Section 6.2, Section 10.1(c), Section 11.1(b), this Article XIII and Section 15.16, as applicable, contain the Parties’ exclusive remedies against each other with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (whether in contract, tort or otherwise), including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any Transaction Document. Except as specified in Section 6.2, Section 10.1(c), Section 11.1(b), this Article XIII, Section 15.16, effective as of Closing, the Parties on their own behalf and on behalf of the Buyer Indemnified Parties and Seller Indemnified Parties, respectively, hereby release, remise and forever discharge the Seller Indemnified Parties and Buyer Indemnified Parties, respectively, from any and all suits, legal or administrative proceedings, Liabilities or interest whatsoever, whether in contract, tort or otherwise, known or unknown, which Buyer or the Buyer Indemnified Parties or Seller or Seller Indemnified Parties might now or subsequently have, based on, relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated hereby and thereby, the ownership, use or operation of any of the Assets prior to, on or after Closing or the condition, quality, status or nature of any of the Assets prior to, on or after Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, any similar Environmental Laws, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by either Party or any of their Affiliates except as otherwise provided in Section 11.3. 13.7 Indemnification Procedures. All claims for indemnification under Section 10.1(c), Section 13.2 and Section 13.3 shall be asserted and resolved as follows: (a) In General. For purposes of Section 10.1(c) and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party having an obligation to indemnify any Seller Indemnified Party or Buyer Indemnified Party, as

42 applicable, with respect to such Liabilities pursuant to Section 10.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Seller Indemnified Party or Buyer Indemnified Party, as applicable, having the right to be indemnified with respect to such Liabilities by Buyer or Seller, as applicable, pursuant to Section 10.1(c) or this Article XIII. (b) Claims Procedure. To make claim for indemnification under Section 10.1(c), Section 13.2 or Section 13.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 10.1(c), Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of such inaccuracy or breach and shall specify the representation, warranty, covenant or agreement that was inaccurate or breached. (c) Third Party Claims. (i) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice relating thereto to notify the Indemnified Party whether it admits or denies its Liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period (or, if earlier, until the Indemnifying Party admits its Liability to defend the Indemnified Party against such Third Party Claim) to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. (ii) If the Indemnifying Party admits its Liability to defend the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim, and shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(c)(ii). An Indemnifying Party shall not, without the written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional

43 written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity hereunder). (iii) If the Indemnifying Party does not admit its Liability against a Third Party Claim or admits its Liability to defend the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against and settle the Third Party Claim at the sole cost and expense of the Indemnifying Party (if the Indemnifying Party is determined to have indemnification Liability with respect to such matter), with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its Liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its Liability to defend the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (1) admit in writing its Liability to indemnify the Indemnified Party from and against the Liability and if Liability is so admitted, either (A) consent to such settlement or (B) reject, in its reasonable judgment, the proposed settlement, or (2) deny Liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (2) above. (iv) To the extent the provisions of this Section 13.7 are inconsistent with Section 15.2(f), Section 15.2(f) shall control. (d) Direct Claims. In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its Liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the Indemnifying Party shall conclusively be deemed to have denied Liability with respect to such matter, provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. If the Indemnifying Party does not admit or otherwise does deny its Liability against a claim for indemnification not based upon a Third Party Claim within the 30-day time period set forth in this Section 13.7(d), then the Indemnified Party shall diligently and in good faith pursue its rights and remedies under this Agreement with respect to such claim for indemnification or withdraw such claim. 13.8 Survival. (a) Seller’s Representations and Warranties. (i) Except as set forth in Section 13.8(a)(ii) or Section 13.8(c), Seller’s representations and warranties in Article IV, the corresponding representations and warranties in the Seller’s Certificate and the corresponding indemnity obligations of Seller under Section 13.2(a)

44 with respect to all such representations and warranties, shall expire and terminate at 5:00 p.m. Central time on the date that is [***] months after the Closing Date. (ii) Seller’s Fundamental Representations, the corresponding representations and warranties in the Seller’s Certificate and the corresponding indemnity obligations of Seller under Section 13.2(a) with respect to Seller’s Fundamental Representations, shall expire and terminate at 5:00 p.m. Central time on the date that is [***] months after the Closing Date. (b) Seller’s Covenants. Each of the covenants and performance obligations of Seller set forth in this Agreement that are to be complied with or performed by Seller at or prior to Closing (other than Section 15.2) and the corresponding indemnity obligations of Seller under Section 13.2(b) with respect to such covenants and obligations, shall expire and terminate at 5:00 p.m. Central time on the date that is [***] months after the Closing Date. All other covenants and performance obligations (other than Section 15.2) of Seller set forth in this Agreement and the corresponding indemnity obligations of Seller under Section 13.2(b) with respect to such covenants and obligations shall survive the Closing for the time period specified in the Agreement and, if not so specified, shall survive the Closing and remain in full force and effect until the later of (i) fully performed or (ii) [***] months after the Closing Date. (c) Specified Liabilities and Excluded Liabilities. The indemnity obligations of Seller under Section 13.2(c) with respect to the Specified Liabilities shall expire and terminate at 5:00pm Central time on the date that is [***] months after the Closing Date. The indemnity obligations of Seller under Section 13.2(c) with respect to the Excluded Liabilities shall expire and terminate at 5:00 p.m. Central time on the date that is 30 days following the applicable statute of limitations for such Excluded Liabilities. (d) Buyer’s Representations, Warranties, Covenants and Other Indemnities. The representations, warranties, covenants and performance obligations of Buyer in this Agreement and Buyer’s Certificate, and all covenants, assumptions and indemnities set forth in Section 13.2(b) shall survive the Closing and remain in full force and effect until [***] months after the Closing Date, except that the obligations of Buyer under this Agreement with respect to the Assumed Obligations shall not terminate until 5:00 p.m. Central time on the date that is 30 days following the applicable statute of limitations for such Assumed Obligations. (e) Survival After Claim. Notwithstanding Section 13.8(a), Section 13.8(b) and Section 13.8(c), if a Claim Notice has been properly delivered under Section 13.7(b) before the date any representation, warranty, covenant, indemnity or performance obligation would otherwise expire under such Sections alleging a right to indemnification or defense for Liabilities arising out of, relating to or attributable to the breach of such representation, warranty, covenant, indemnity or performance obligation, such representation, warranty, covenant, indemnity or performance obligation shall continue to survive until the claims asserted in such Claim Notice that are based on the breach of such representation, warranty, covenant, indemnity or performance obligation have been fully and finally resolved under Section 13.7.

45 13.9 Waiver of Right to Rescission. Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby. 13.10 Insurance. The amount of any Liabilities for which any of the Indemnified Parties is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by any corresponding insurance proceeds from insurance policies carried by an Indemnified Party realized or that could reasonably be expected to be realized by such Indemnified Party if a claim were properly pursued under the relevant insurance arrangements. 13.11 NON-COMPENSATORY DAMAGES. NONE OF THE BUYER INDEMNIFIED PARTIES NOR SELLER INDEMNIFIED PARTIES SHALL BE ENTITLED TO RECOVER FROM SELLER OR BUYER, AS APPLICABLE, OR THEIR RESPECTIVE AFFILIATES, ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SELLER’S CERTIFICATE, THE BUYER’S CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO A THIRD PARTY, WHICH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH DEFENDING AGAINST SUCH DAMAGES) SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER. SUBJECT TO THE PRECEDING SENTENCE, BUYER, ON BEHALF OF EACH OF THE BUYER INDEMNIFIED PARTIES, AND SELLER, ON BEHALF OF EACH OF SELLER INDEMNIFIED PARTIES, EACH WAIVE ANY RIGHT TO RECOVER ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT, THE SELLER’S CERTIFICATE, THE BUYER’S CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. 13.12 Disclaimer of Application of Anti-Indemnity Statutes. The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement, the Seller’s Certificate, the Buyer’s Certificate or the transactions contemplated hereby or thereby. 13.13 Treatment of Payments. Any payments made to any Buyer Indemnified Party or Seller Indemnified Party, as the case may be, pursuant to Article III or this Article XIII shall be treated as an adjustment to the Purchase Price for U.S. federal and applicable state and local income Tax purposes, unless otherwise required by applicable Law.

46 ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES 14.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing (by written notice from the terminating Party to the other Party): (a) by Seller, at Seller’s option, if any of the conditions set forth in Article VIII have not been satisfied on or at any time after the Target Closing Date (or, with respect to those conditions that can only be satisfied at the Closing, are not capable of being satisfied on or at any time after the Target Closing Date) and, following written notice thereof from Seller to Buyer specifying the reason such condition is unsatisfied (including any breach by Buyer of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Buyer’s receipt of written notice thereof from Seller; (b) by Buyer, at Buyer’s option, if any of the conditions set forth in Article VII have not been satisfied on or at any time after the Target Closing Date (or, with respect to those conditions that can only be satisfied at the Closing, are not capable of being satisfied on or at any time after the Target Closing Date) and, following written notice thereof from Buyer to Seller specifying the reason such condition is unsatisfied (including any breach by Seller of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Seller’s receipt of written notice thereof from Buyer; (c) by Seller or Buyer if Closing shall not have occurred on or before the date that is thirty (30) days following the Target Closing Date (the “Outside Date”); (d) by Seller or Buyer if consummation of the transactions contemplated hereby is enjoined, restrained or otherwise prohibited or otherwise made illegal by the terms of a final, non-appealable order; or (e) by the mutual prior written consent of Seller and Buyer; provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (c) of this Section 14.1 if such Party is a Breaching Party at the time this Agreement would otherwise be terminated by such Breaching Party. Any such termination pursuant to the preceding sentence shall be without prejudice to the rights and remedies under Section 14.2. 14.2 Effect of Termination. (a) If this Agreement is terminated pursuant to any provision of Section 14.1, then, this Agreement shall forthwith become void, and the Parties shall have no Liability or obligation hereunder; provided that the provisions of Section 10.1(c), Section 10.2, Section 10.3, Section 13.11, this Section 14.2, Section 14.3, Article I and Article XV (other than Section 15.2(b) through Section 15.2(g), Section 15.7, Section 15.8 and Section 15.16, which shall terminate) and such of the defined terms set forth in Annex I to give context to such Sections shall, in each case, survive such termination. Upon the termination of this Agreement, Seller shall be free immediately

47 to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the same to any Person without any restriction under this Agreement. (b) If at the time this Agreement is terminated pursuant to Section 14.1 Buyer is a Breaching Party, then Seller shall be entitled to retain the Deposit to the extent that it is judicially determined that Buyer is a Breaching Party, as well as seek all rights and remedies available at Law or in equity for Buyer’s Willful Breach. (c) If at the time this Agreement is terminated pursuant to Section 14.1 Seller is a Breaching Party, then Buyer shall be entitled to seek all rights and remedies available at Law or in equity for Seller’s Willful Breach. (d) In the event that this Agreement is terminated under Section 14.1 and Seller is not entitled to retain the Deposit under Section 14.2(b), Seller shall within five (5) days return to Buyer the entirety of the Deposit (without interest). If a Party resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party from the Party that is in breach or default, including reasonable attorneys’ fees, in addition to any other relief to which such Party may be entitled. 14.3 Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall return to Seller all original (and destroy all copies of) title and engineering data, environmental assessments and reports, maps and other information furnished by Seller to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets, in each case in accordance with the Confidentiality Agreement, and an officer of Buyer shall certify same to Seller in writing. ARTICLE XV MISCELLANEOUS 15.1 Appendices, Exhibits and Schedules. All of the Annexes, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Annexes, Exhibits and Schedules prior to and as of the execution of this Agreement. 15.2 Expenses and Taxes. (a) Transaction Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement and the Transaction Documents or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, legal and accounting fees, costs and expenses. (b) Asset Tax Allocation.

48 (i) Seller shall be allocated and bear all Asset Taxes attributable to (1) any Tax period ending prior to the Effective Time and (2) the portion of any Straddle Period ending immediately prior to the Effective Time. Buyer shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning at or after the Effective Time and (B) the portion of any Straddle Period beginning at the Effective Time. (ii) For purposes of determining the allocations described in Section 15.2(b)(i) above, (1) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (3), below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (2) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (1) or (3)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (3) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. For purposes of clause (3) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to Liability for the particular Asset Tax and shall end on the day before the next such date. (iii) To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 3.2, Section 3.3 or Section 3.4, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement as finally determined pursuant to Section 3.4, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under Section 15.2(b)(i). (c) Certain Tax Returns and Payment Mechanics. After the Closing Date, Buyer shall (i) be responsible for paying any Asset Taxes relating to any Tax period that ends before or includes the Closing Date that become due and payable after the Closing Date and shall file with the appropriate Governmental Authority any and all Tax Returns required to be filed after the Closing Date with respect to such Asset Taxes, (ii) submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and (iii) timely file any such Tax Return, incorporating any comments received from Seller prior to the due date therefor. The Parties agree that (1) this Section 15.2(c) is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable taxing authority, and (2) nothing in this Section 15.2(c) shall be interpreted as altering the manner in which Asset Taxes are allocated to and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Buyer of its obligations under this Section 15.2(c), which shall be borne by Buyer).

49 (d) Tax Refunds. Seller shall be entitled to any and all refunds of Asset Taxes allocated to Seller pursuant to Section 15.2(b), and Buyer shall be entitled to any and all refunds of Asset Taxes allocated to Buyer pursuant to Section 15.2(b). If a Party or its Affiliate receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 15.2(d), such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund. (e) Recording Fees and Transfer Taxes. All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne solely by Buyer. All sales, use, transfer, stamp, documentary, registration or similar Taxes, if any, incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”) shall be borne by Buyer. (f) Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority. (g) Tax Contests. If, after the Closing Date, Buyer receives notice of an audit or administrative or judicial proceeding with respect to any Asset Tax or Tax Return with respect to Asset Taxes related to any taxable period ending prior to the Effective Time (a “Tax Contest”), Buyer shall notify Seller within ten (10) days of receipt of such notice. Seller shall have the option, at its sole cost and expense, to control any such Tax Contest and may exercise such option by providing written notice to Buyer within fifteen (15) days of receiving notice of such Tax Contest from Buyer; provided that if Seller exercises such option, Seller shall (i) keep Buyer reasonably informed of the progress of such Tax Contest, (ii) permit Buyer (or Buyer’s counsel) to participate, at Buyer’s sole cost and expense, in such Tax Contest, including in meetings with the applicable Governmental Authority, and (iii) not settle, compromise and/or concede any portion of such Tax Contest without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. If, after the Closing Date, Buyer receives notice of an audit or administrative or judicial proceeding with respect to any Asset Tax or Tax Return with respect to Asset Taxes related to a Straddle Period (a “Straddle Period Tax Contest”), Buyer shall notify Seller within ten (10) days of receipt of such notice. Buyer shall control any Straddle Period Tax Contest; provided that Buyer shall (x) keep Seller reasonably informed of the progress of such Straddle Period Tax Contest, (y) permit Seller (or Seller’s counsel) to participate, at Seller’s sole cost and expense, in such Straddle Period Tax Contest, including in meetings with the applicable Governmental Authority and (z) not settle, compromise and/or concede any portion of such Straddle Period Tax Contest for which Seller would reasonably be expected to have an

50 indemnification obligation hereunder, or in connection with which Seller otherwise could be adversely affected, without the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. 15.3 Assignment. This Agreement may not be assigned by either Party without prior written consent of the other Party; provided, however, that Buyer may assign its rights and obligations under this Agreement (including by merger, consolidation, by operation of law or otherwise), in whole or from time to time in part, to one or more of its Affiliates, or any Person acquiring all, or substantially all, of the assets of Buyer; provided that no such transfer or assignment will release Buyer of its obligations hereunder or enlarge, alter or change any obligation of Seller to Buyer. Notwithstanding anything herein to the contrary, on or prior to the Closing Date, Buyer may assign its rights and obligations under this Agreement to one or more of its subsidiaries with notice to Seller but such assignment will not relieve the Buyer of its obligations and liabilities hereunder arising prior to such assignment. In the event the non- assigning Party consents to any such assignment, such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment. Any assignment or other transfer by Buyer or its successors and assigns of any of the Assets shall not relieve Buyer or its successors or assigns of any of their obligations (including indemnity obligations) hereunder, as to the Assets so assigned or transferred. 15.4 Preparation of Agreement. Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement. 15.5 Publicity. Except as required by Law or any nationally recognized securities exchange, the Parties shall not issue or make any press release or other public or private announcement concerning this Agreement (or otherwise disclose the terms of this Agreement) without the prior written consent of the other Party, which consent shall not be unreasonably withheld. At least 24 hours prior to issuing or making any press release or other public or private announcement concerning this Agreement (or otherwise disclosing the terms of this Agreement), in each case, in accordance with this Section 15.5, such Party shall provide the other Party with such release, announce or disclosure and shall incorporate any reasonable comments requested by the other Party into such release, announcement or disclosure. 15.6 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by overnight courier or mailed by United States Mail with all postage fully prepaid, or sent by electronic mail (“Email”) transmission (provided that a receipt of such Email is requested and received), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

51 If to Seller: Exaro Energy III LLC 5773 Woodway Drive, No. 465 Houston, Texas 77057 Attention: John Atwood Tel.: (713) 203-1525 Email: j.atwood@exaroenergy.net With a copy to: Doherty & Doherty LLP 1717 St. James Place Suite 520 Houston, Texas 77056 Attention: Casey W. Doherty, Sr. Tel.: (713) 572-1165 Email: Casey@Doherty-law.com If to Buyer: Evolution Petroleum Corporation 1155 Dairy Ashford St., Suite 425 Houston, Texas 77079Attention: Jason Brown Tel.: (713) 935-0122 Email: jbrown@evolutionpetroleum.com With a copy to (which shall not constitute notice to Buyer): Greathouse Holloway McFadden Trachtenberg PLLC 4200 Montrose Blvd, Ste. 300 Houston, Texas 77006Attention: Barry E. McFadden Tel.: (713) 688-6789 Email: barry@greatlaw.com Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by Email transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and the Email address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 15.6.

52 15.7 Further Cooperation. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at any Party’s request and without further consideration, the other Party shall take such other actions as such requesting Party may reasonably request, at such requesting Party’s expense, in order to effectuate the transactions contemplated by this Agreement. 15.8 Filings, Notices and Certain Governmental Approvals. Promptly after Closing, Buyer shall (a) record all assignments executed at Closing in the records of the applicable Governmental Authority, (b) if applicable, send notices to vendors supplying goods and services for the Assets and to the operator of such Assets of the assignment of such Assets to Buyer, (c) actively pursue the approval of all applicable Governmental Authorities of the assignment of the Assets to Buyer and (d) actively pursue all other consents and approvals customarily obtained by buyers after closing that may be required in connection with the assignment of the Assets to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond. 15.9 Entire Agreement; Conflicts. THIS AGREEMENT, THE ANNEXES, EXHIBITS AND SCHEDULES HERETO, THE CONFIDENTIALITY AGREEMENT AND THE TRANSACTION DOCUMENTS COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE ASSIGNMENT, THE SELLER’S CERTIFICATE OR THE BUYER’S CERTIFICATE, AND NEITHER SELLER NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.9. 15.10 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and assigns will have the right to enforce the

53 provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so). 15.11 Amendment. This Agreement may be amended only by an instrument in writing executed by both Parties. 15.12 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Seller or Buyer or their respective officers, employees, agents or representatives and no failure by Seller or Buyer to exercise any of its rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. 15.13 Governing Law; Jurisdiction. (a) This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the Laws of the State of Texas (except that, with respect to issues relating to real property for Assets located in a specific State, the laws of such State shall govern), excluding any conflicts of Law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction. (b) The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of or relating to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby shall be in any state or federal court in Houston, Texas and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. (c) To the extent that any Party or any of its Affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect

54 to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 15.13(b). (d) THE PARTIES AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. 15.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 15.15 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic transmission shall be deemed an original signature hereto. 15.16 Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at Law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at Law for damages or other relief permitted under this Agreement, may (at any time prior to the valid termination of this Agreement pursuant to Article XIV) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages. Notwithstanding anything herein to the contrary, in the event that Closing does not occur in accordance with Section 9.1, and Buyer is obligated under the terms of this Agreement to close, or Seller has not terminated this Agreement after Buyer has an uncured breach of its obligations hereunder in any material respect, the Deposit will be retained by Seller as its sole and exclusive remedy and as liquidated damages and not as a penalty and this Agreement will terminate. 15.17 Affiliate Liability. Each of the following is herein referred to as a “Seller Affiliate”: (a) any direct or indirect holder of equity interests or securities in Seller (whether limited or general partners, members, stockholders or otherwise), (b) any director, officer, manager, employee, representative or agent of (i) Seller or (ii) any Person who is listed in subpart (a) or who controls Seller, all prior to the Execution Date, (c) any portfolio company of any Person described in subpart (a) or (b) (other than Seller or any Person controlled by Seller), or (d) any asset manager or operator of any of the Assets and any director, officer, manager, employee, representative or agent thereof. Except for the indemnification obligations set forth in (and as limited by) Article XIII, no Seller

55 Affiliate shall have any liability or obligation to Buyer or any Buyer Indemnified Party of any nature whatsoever in connection with or under this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby, and Buyer, for itself and on behalf of the Buyer Indemnified Parties, hereby waives and releases all claims of any such liability and obligation. This Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to, or arising out of this Agreement, or the negotiation, performance, or consummation of this Agreement, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Each Seller Affiliate is expressly intended as a third-party beneficiary of this Section 15.17. Signature Page Follows

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above. SELLER: Exaro Energy III LLC By: /s/ John P. Atwood Name: John P. Atwood Title: Senior Vice President BUYER: Evolution Petroleum Corporation By: /s/ Jason Brown Name: Jason Brown Title: President & Chief Executive Officer

ANNEX I DEFINED TERMS “AAA” shall have the meaning set forth in Section 3.5. “Accounting Arbitrator” shall have the meaning set forth in Section 3.5. “Adjusted Purchase Price” shall have the meaning set forth in Section 3.1(a). “AFEs” shall have the meaning set forth in Section 4.12. “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, “Affiliates”, when used with respect to any Seller, shall only include the direct and indirect subsidiaries of Seller and shall not include any Seller Affiliates. “Aggregate Benefit Deductible” shall mean [***] percent of the Purchase Price. “Aggregate Defect Deductible” shall mean [***] percent of the Purchase Price. “Agreement” shall have the meaning set forth in the introductory paragraph herein. “Allocated Values” shall have the meaning set forth in Section 3.6. “Allocation” shall have the meaning set forth in Section 3.7. “Applicable Contracts” shall mean all Contracts to which Seller is a party or are bound relating to any of the Assets and (in each case) that will be binding on Buyer after Closing, including: communitization agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; exploration agreements; participation agreements; exchange agreements; and other similar contracts and agreements, and any and all amendments, ratifications or extensions of the foregoing, including (i) any claims for take or pay or other similar payments arising before or after the Effective Time to the extent related to production of Hydrocarbons on or after the Effective Time and (ii) all rights of Seller and its Affiliates that are currently serving as operator under any joint operating agreement to serve as operator under such joint operating agreement (iii) to the extend not covered in (i) – (ii), any and all contracts, agreements and instruments by which the Assets are bound, or that relate to or are otherwise applicable to the Assets, insofar as such contracts are valid and existing and applicable to the Assets, or the Hydrocarbons produced from the Assets or attributable to the Assets in storage owned by Seller above custody transfer point at the Effective Time or produced on and after the Effective Time, and all proceeds attributable thereto, but exclusive of any Contracts relating to the Excluded Assets. “Asset Credit Support” shall mean any bonds, letters of credit and guarantees, if any, posted or reasonably anticipated by Seller or any of its respective Affiliates with Governmental Authorities or other Third Parties and relating to the Assets. “Asset Taxes” shall mean ad valorem, property, excise, severance, production, sales, use and similar Taxes based upon the acquisition, ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes). “Assets” shall have the meaning set forth in Section 2.1. “Assignment” shall mean the Assignment, Bill of Sale and Conveyance from Seller to Buyer, pertaining to the Assets, in the form attached to this Agreement as Exhibit F. Except for the special warranty of Defensible Title by, through and under Seller and its Affiliates contained therein, the Assignment shall be without warranty of title, whether express, implied, statutory, or otherwise, it being understood that the rights and remedies set forth in Article XI shall be Buyer’s sole rights and remedies with respect to title. “Assumed Obligations” shall have the meaning set forth in Section 13.1. “Breaching Party” means a Party (a “Subject Party”) who, at the time in question, is in Willful Breach, if (but only if), at such time in question, all conditions precedent to the obligations of the Subject Party to Close as set forth in Article VII or Article VIII, as applicable, (a) have been satisfied (or waived in writing by the Subject Party) other than those conditions that can only be satisfied at the Closing, but subject to the other Party being ready, willing and able to satisfy such conditions at such time in question or (b) would have been fulfilled or satisfied except solely due to the Willful Breach by the Subject Party. “Burden” shall mean any and all Royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes). “Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business. “Buyer” shall have the meaning set forth in the introductory paragraph herein. “Buyer Indemnified Parties” shall have the meaning set forth in Section 13.2. “Buyer’s Certificate” shall have the meaning set forth in Section 9.3(h). “Buyer’s Representatives” shall have the meaning set forth in Section (a). “Casualty Loss” shall have the meaning set forth in Section 11.3(b).

“Claim Notice” shall have the meaning set forth in Section 13.7(b). “Closing” shall have the meaning set forth in Section 9.1. “Closing Date” shall have the meaning set forth in Section 9.1. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated October 6, 2021 by and between Seller and Buyer. “Consent” shall have the meaning set forth in Section 4.4. “Contract” shall mean any written contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, Surface Right or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets; provided, however, that Contract shall specifically exclude any expired or terminated Contract. “Cure Period” shall have the meaning set forth in Section 11.2(c). “Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets. “Decommission” shall mean all dismantling and decommissioning activities and obligations as are required by Law, any Governmental Authority, Lease or other agreement including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation. “Defensible Title” shall mean such title of Seller as of the Effective Time and the Title Claim Date: (a) with respect to each Well described on Exhibit B, as applicable, entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit B, from each Subject Depth of such Well, as applicable, except for (i) decreases in connection with those operations in which Seller or its successors or assigns may from and after the Execution Date elect to be a non- consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries and (iv) as otherwise set forth on Exhibit B; (b) with respect to each Well described on Exhibit B, obligates Seller to bear not more than the Working Interest set forth on Exhibit B, from each Subject Depth of such Well, as applicable, except (i) increases resulting from contribution requirements arising after the Execution Date with respect to defaulting co-owners under applicable agreements, and (ii)

increases to the extent that such increases are accompanied by a proportionate or greater increase in Seller’s Net Revenue Interest and (iii) as otherwise set forth on Exhibit B; (c) is free and clear of all Encumbrances, except for Permitted Encumbrances; and (d) except for Permitted Encumbrances, is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably. “De Minimis Threshold” shall have the meaning set forth in Section 13.4(a). “Deposit” shall have the meaning set forth in Section 3.1(b). “Dispute Notice” shall mean a written notice of dispute delivered by Buyer pursuant to Section 3.4(a) or Seller pursuant to Section 3.6. “Disputed Title Matters” shall have the meaning set forth in Section 11.2(j). “Effective Time” shall mean 12:01 a.m. (Central Time) on February 1, 2022. “Email” shall have the meaning set forth in Section 15.6. “Encumbrance” shall mean any lien, mortgage, security interest, pledge, charge, or similar encumbrance. “Environmental Arbitrator” shall have the meaning set forth in Section 12.1(f). “Environmental Claim Date” shall have the meaning set forth in Section 12.1(a). “Environmental Defect” shall mean (a) a condition existing on the Execution Date with respect to the air, soil, subsurface, surface waters, ground waters and sediments that causes an Asset (or Seller with respect to an Asset) not to be in compliance with all Environmental Laws or (b) the existence as of the Execution Date with respect to the Assets or the operation thereof of any environmental pollution, contamination or degradation where remedial or corrective action is presently required (or if known, would be presently required) under Environmental Laws; provided, however, that any plugging and abandonment obligations shall not constitute an Environmental Defect. “Environmental Defect Notice” shall have the meaning set forth in Section 12.1(a). “Environmental Laws” shall mean all Laws in effect as of the Execution Date relating to the prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, including those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management of chemicals and other Hazardous Substances. The term “Environmental Laws”

does not include (a) good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority that are not mandatory under Environmental Laws, or (b) the Occupational Safety and Health Act or any other Law governing worker safety or workplace conditions. “Excluded Assets” shall mean (a) except to the extent relating to the Assets, all of Seller’s minute books and financial records and other business records that relate to Seller’s business generally; (b) all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all claims and causes of action of Seller arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 11.3, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) all Hydrocarbons produced and sold from Seller’s interest in the Assets with respect to all periods prior to the Effective Time; (f) any and all claims of Seller or its Affiliates for refunds of, credits attributable to, loss carryforwards with respect to, or similar Tax assets relating to (i) Asset Taxes attributable to any period (or portion of any Straddle Period) ending prior to the Effective Time, (ii) Income Taxes, (iii) any Taxes attributable to the Excluded Assets, and (iv) any other Taxes relating to the ownership or operation of the Assets that are attributable to any Tax period (or portion of any Straddle Period) ending prior to the Effective Time; (g) all personal computers and associated peripherals and all radio and telephone equipment, other than the SCADA Equipment, but including any software or programs used in connection with the SCADA Equipment; (h) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions); (j) all data, information and agreements that cannot be assigned or disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties; (k) all audit rights arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer; (l) all geological, geophysical and other seismic and related technical data and information relating to the Assets which Seller may not disclose, assign or transfer under its existing agreements and licenses without making any additional payments (unless Buyer reimburses Seller for such amounts), or incurring any material Liabilities; (m) documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Seller, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller or any of its representatives, and any prospective purchaser other than Buyer and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (n) any offices, office leases and any personal property located in or on such offices or office leases; (o) any other assets, properties or items specifically listed on Exhibit E or Schedule 2.1(d) or Schedule 2.1(e); (p) any Hedge Contracts; (q) any debt instruments; (r) any Contracts between Seller and any Seller Affiliates; and (s) any assets that are finally excluded from the transactions contemplated hereby pursuant to Section 11.4(a), Section 11.5(b) or Section 12.1(c)(i), or any other provision of this Agreement.

“Excluded Liabilities” means, with respect to Seller, any Liabilities arising out of any of the following: (a) Attributable to or arising out of the Excluded Assets; (b) All indebtedness for borrowed money of Seller; (c) Seller Taxes imposed on or with respect to the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that are attributable to any tax period or portion thereof ending before the Effective Time; (d) all Encumbrances on the Assets except for Permitted Encumbrances; (e) Specified Liabilities for the [***] months following the Closing Date, provided that all Specified Liabilities shall cease to be Excluded Liabilities and shall become Assumed Obligations upon the expiration of [***] months following the Closing Date. “Execution Date” shall have the meaning set forth in the introductory paragraph herein. “Final Price” shall have the meaning set forth in Section 3.4(a). “Final Settlement Statement” shall have the meaning set forth in Section 3.4(a). “Fundamental Representations” shall mean the representations and warranties in Section 4.1, Section 4.2, Section 4.3(a), Section 4.5 and Section 4.14. “GAAP” shall mean United States generally accepted accounting principles as in effect on the Execution Date. “Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction. “Hard Consent” shall have the meaning set forth in Section 11.4(a). “Hazardous Substances” shall mean any pollutants, contaminants, toxins, materials, wastes, constituents, compounds or chemicals, classified as “hazardous wastes,” “hazardous substances,” “extremely hazardous substances,” “toxic,” or words of similar import pursuant to any Environmental Law, and shall also include petroleum, waste oil or petroleum constituents or by-products. “Hedge Contract” shall mean any Contract to which Seller is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. “Hydrocarbons” shall mean oil and gas and other hydrocarbons produced or processed in association therewith. “Imbalance Amount” shall mean (A) with respect to gaseous Hydrocarbons (excluding natural gas liquids), the imbalance set forth in the end of month pipeline imbalance report from Enterprise for the month of January 2022 (provided that such report is consistent with the methodology set forth in the report dated January 25, 2022 delivered by Seller to Buyer), (B) with respect to liquid Hydrocarbon (excluding natural gas liquids), zero (0) and (C) with respect to natural gas liquids, zero (0). “Imbalances” shall mean (a) any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead, and (b) any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by Seller under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, transportation, storage or processing facility. “Income Taxes” shall mean (i) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (i) or (ii) above. “Indemnified Party” shall have the meaning set forth in Section 13.7(a). “Indemnifying Party” shall have the meaning set forth in Section 13.7(a). “Indemnity Deductible” shall mean [***] percent of the Purchase Price. “Individual Environmental Defect Threshold” shall have the meaning set forth in Section 12.1(e). “Individual Title Benefit Threshold” shall have the meaning set forth in Section 11.2(i). “Individual Title Defect Threshold” shall have the meaning set forth in Section 11.2(i).

“Interim Period” shall mean that period of time commencing with the Effective Time and ending at 7:00 a.m. (Central Time) on the Closing Date. “Knowledge” shall mean with respect to Seller, the actual knowledge (with such reasonable investigation as might be expected from a prudent non-operator) of the individuals listed on Schedule I-1 and with respect to Buyer, the actual knowledge of the individuals listed on Schedule I-2. “Lands” shall have the meaning set forth in Section 2.1(a). “Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority. “Leases” shall have the meaning set forth in Section 2.1(a). “Liabilities” shall mean any and all claims, obligations, causes of action, payments, charges, demands, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith. “Lowest Cost Response” means the response required or allowed under Environmental Laws that addresses the identified Environmental Defect in the lowest cost manner (considered as a whole) to allow operations with respect to the Asset burdened by such Environmental Defect to continue materially the same as currently conducted that is consistent with applicable cleanup objectives under relevant Environmental Laws for properties of a similar nature, as compared to any other response that is required or allowed under Environmental Laws. The Lowest Cost Response shall include taking no action, leaving the condition unaddressed, periodic monitoring, or the recording of notices in lieu of Remediation, if such responses are allowed under Environmental Laws. “Material Adverse Effect” shall mean an event or circumstance that, individually or in the aggregate on the ownership, operation, or value of the Assets as currently operated, results in or would reasonably likely result in a material adverse effect on the ownership or value of the Assets taken individually or as a whole and as currently owned as of the Execution Date or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that a Material Adverse Effect shall not include any material adverse effects resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; ; (b) changes in conditions or developments generally applicable to the oil and gas industry in the area where the Assets are located; (c) acts of God, including hurricanes, storms or other naturally occurring events; (d) acts or failures to act of Governmental Authorities; (e) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (f) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (g) a change in Laws and any interpretations thereof from and after the Execution Date; (h) any reclassification or recalculation of reserves in the ordinary course of business; (i) changes in the prices of Hydrocarbons; and (l) events resulting from the COVID 19 pandemic or any other pandemic or government-mandated quarantine.

“Material Contracts” shall have the meaning set forth in Section 4.7. “Net Revenue Interest” shall mean, with respect to a Well, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Well, after giving effect to all Burdens; provided that if a Person’s “Net Revenue Interest” in any Well differs as to any part or depth of such Well, then a separate calculation shall be made as to each such part or depth. “NORM” shall mean naturally occurring radioactive material. “Other Wells” shall have the meaning set forth in Section 2.1(b). “Outside Date” shall have the meaning set forth in Section 14.1(c). “Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein. “Permitted Encumbrances” shall mean: (a) the terms and conditions of all Leases, Material Contracts and all Burdens if the net cumulative effect of such Leases, Material Contracts and Burdens does not operate to (i) decrease the aggregate Net Revenue Interest Seller is entitled to with respect to any Subject Depth of any Well in an amount below the Net Revenue Interest set forth on Exhibit B, for such Subject Depth of such Well, or (ii) increase the aggregate Working Interest Seller is obligated to bear with respect to any Subject Depth of any Well in an amount greater than the Working Interest set forth on Exhibit B, for such Subject Depth of such Well (unless the Net Revenue Interest for such Well as to such Subject Depth as set forth on Exhibit B, is increased in the same or greater proportion as any such increase in Working Interest); (b) preferential rights to purchase (including the Preferential Purchase Rights) or Consents (including Customary Post-Closing Consents) or similar agreements; which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties, or (ii) required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights; or (i) that are not applicable to the sale of the Assets contemplated by this Agreement, or (ii) relate solely to the Excluded Assets. (c) liens for Taxes that are not yet due and payable or, if delinquent, that are being contested in good faith; (d) conventional rights of reassignment (that have not been triggered); (e) such Title Defects as Buyer may have waived or is deemed to have been waived pursuant to the terms of this Agreement; (f) all Laws and all rights reserved to or vested in any Governmental Authority, including required notices to and filings with any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement;

(g) rights of a common owner of any interest in rights-of-way, permits, easements or other Assets held by Seller and such common owner as tenants in common or through common ownership; (h) easements, conditions, covenants, restrictions, servitudes, permits, rights- of-way, surface leases and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, to the extent that they do not (i) decrease the aggregate Net Revenue Interest Seller is entitled to with respect to any Subject Depth of any Well in an amount below the Net Revenue Interest set forth on Exhibit B, for such Subject Depth of such Well, or (ii) increase the aggregate Working Interest Seller is obligated to bear with respect to any Subject Depth of any Well in an amount greater than the Working Interest set forth on Exhibit B, for such Subject Depth of such Well (unless the Net Revenue Interest for such Well as to such Subject Depth as set forth on Exhibit B, is increased in the same or greater proportion as any such increase in Working Interest); (i) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or, if delinquent, that are being contested in good faith after the Execution Date; (j) liens created under the Assets or operating agreements or by operation of Law in respect of obligations that are not yet due or, if delinquent, that are being contested in good faith after the Execution Date; (k) any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing; (l) any matters referenced and set forth on Exhibit A, Exhibit B or Exhibit C and all litigation set forth on Schedule 4.6; (m) zoning and planning ordinances and municipal regulations; (n) with respect to any interest in the lands not covered by the Leases and acquired through compulsory pooling, failure of the records of any Governmental Authority to reflect the applicable Seller as the owner of an Asset; (o) any matter that would not be construed as a defect or encumbrance in title under the Texas Title Examination Standards of the Real Estate, Probate and Trust Law and the Oil, Gas and Energy Resources Law Section of the State Bar of Texas; (p) all other Encumbrances, Contracts (including the Applicable Contracts), instruments, obligations, defects and irregularities affecting the Assets that individually or in the aggregate (i) are not such as to detract in any material respect from the value of, or materially interfere with the operation or use of any of the Assets (as currently operated and used), and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, (ii) do not decrease the aggregate Net Revenue Interest that Seller is entitled to with respect to any Subject Depth of any Well in an amount below the Net Revenue Interest set forth on Exhibit B, for such Subject Depth of such Well, or (iii) do not increase the aggregate Working Interest Seller is obligated to bear with respect to any Subject Depth of any Well in an amount greater than the Working Interest set forth on Exhibit B, for such Subject Depth of such Well (unless the Net Revenue Interest for such Well as to such Subject Depth as set forth on Exhibit B, is increased in the same or greater proportion as any such increase in Working Interest). “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity. “Personal Property” shall have the meaning set forth in Section 2.1(f). “Preferential Purchase Right” shall have the meaning set forth in Section 4.9. “Preliminary Settlement Statement” shall have the meaning set forth in Section 3.3. “Proceeding” shall mean any proceeding, action, arbitration, litigation, subpoena, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator. “Property Expenses” shall have the meaning set forth in Section 2.4. “Purchase Price” shall have the meaning set forth in Section 3.1(a). “Records” shall have the meaning set forth in Section 2.1(i). “Remediation” shall mean, with respect to an Environmental Defect, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions to the extent required under Environmental Laws to correct or remove such Environmental Defect, performed consistent with the Lowest Cost Response. “Remediation Amount” shall mean, with respect to an Environmental Defect, the present value as of the Closing Date (using an annual discount rate of 10%) of the cost (net to Seller’s interest prior to the consummation of the transactions contemplated by this Agreement). For the avoidance of doubt, the term “Remediation Amount” shall not include (a) the costs of Buyer’s and/or its Affiliate’s employees, project manager(s), or attorneys, (b) expenses for matters that are costs of doing business, e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets, or in connection with permit renewal/amendment activities in connection with operation of the Assets, (c) overhead costs of Buyer and/or its Affiliates, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Execution Date or the Environmental Claim Date, (e) costs or expenses incurred in connection with remedial or corrective action that is designed to achieve standards that are more stringent than those required for similar assets, operations, or facilities or that fails to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws, (f) any costs or expenses relating to the assessment, remediation, removal, abatement, transportation, and disposal of any asbestos, asbestos containing materials, NORM, and/or (g) costs of taking any Remediation action that is not consistent with the Lowest Cost Response. “Royalties” means royalties, overriding royalties, or other interest owners’ revenues or proceeds attributable to the sale of Hydrocarbons and payment in respect thereof, as applicable. “R&W Insurance Policy” shall have the meaning set forth in Section 3.9. “SCADA Equipment” shall mean all SCADA equipment, fixtures and personal property to the extent located on the Leases or Wells; provided that the “SCADA Equipment” shall not include any software or programs used in connection therewith. “Seller” shall have the meaning set forth in the introductory paragraph of this Agreement. “Seller Affiliate” shall have the meaning set forth in Section 15.17. “Seller Indemnified Parties” shall have the meaning set forth in Section 13.3. “Seller Taxes” shall mean (i) all Income Taxes imposed by any applicable Law on Seller or its Affiliates and (ii) Asset Taxes allocable to Seller or its Affiliates pursuant to Section 15.2(b) (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller or its Affiliates as a result of (x) the adjustments to the Purchase Price made pursuant to Section 3.2, Section 3.3 or Section 3.4, as applicable, and (y) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 15.2(b)(iii)). “Seller’s Certificate” shall have the meaning set forth in Section 9.3(g). “Specified Liabilities” means, with respect to Seller, any Liabilities arising out of any of the following: (a) death or physical injury to any employees of Seller related to or arising out of Seller’s ownership or operation of the Assets and occurring prior to the Closing Date; (b) claims for compensation or reimbursement of Seller’s employees for work performed with respect to the Assets prior to the Closing Date (but excluding any Property Expenses); (c) offsite transport or disposal, or arrangement for transport or disposal, of any Hazardous Substances from the Assets that occurred prior to the Closing Date to the extent chargeable to Seller’s Working Interest in the Assets during Seller’s period of ownership thereof or any other liabilities associated with the disposal or transportation of any Hazardous Substances from the property associated with the Assets to any location not on such property or lands pooled or unitized therewith prior to Closing to the extent chargeable to Seller’s Working Interest in the Assets during Seller’s period of ownership thereof; and

(d) the failure to pay, underpayment, or incorrect payment of any and all Royalties or other Burdens with respect to any of the Assets in each case to the extent (i) not attributable to suspense funds, (ii) attributable to the period that Hydrocarbons were produced and marketed from any Assets during Seller’s period of ownership of the Assets prior to the Effective Time and (iii) chargeable to Seller’s Working Interest in the Assets “Straddle Period” shall mean any Tax period beginning before and ending after the Effective Time. “Straddle Period Tax Contest” shall have the meaning set forth in Section 15.2(g). “Subject Depths” shall mean with respect to any Well, the formation or formations currently being produced by such Well. “Subsequent Closing” shall have the meaning set forth in Section 9.5. “Surface Rights” shall have the meaning set forth in Section 2.1(e). “SWT Survival Period” shall mean the period of time commencing as of the Closing and ending at 5:00 p.m. Central Time on the [***] month anniversary of the Closing Date. “Target Closing Date” shall have the meaning set forth in Section 9.1. “Tax Contest” shall have the meaning set forth in Section 15.2(g). “Taxes” shall mean any taxes, assessments and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, stamp, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, severance, production, estimated or other tax, including any interest, penalty or addition thereto. “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof. “Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement. “Third Party Claim” shall have the meaning set forth in Section 13.7(b). “Title Arbitrator” shall have the meaning set forth in Section 11.2(j).

“Title Benefit” shall mean any right, circumstance or condition that, with respect to each Well shown on Exhibit B, operates to (i) increase the Net Revenue Interest of Seller, as identified on Exhibit B, or (ii) decrease the Working Interest of Seller without a proportionate or greater decrease in the Net Revenue Interest of Seller, from each Subject Depth of such Well, as applicable, as identified on Exhibit B. “Title Benefit Amount” shall have the meaning set forth in Section 11.2(e). “Title Benefit Notice” shall have the meaning set forth in Section 11.2(b). “Title Benefit Property” shall have the meaning set forth in Section 11.2(b). “Title Claim Date” shall have the meaning set forth in Section 11.2(a). “Title Defect” shall mean any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Wells as of the Effective Time and as of the Title Claim Date. “Title Defect Amount” shall have the meaning set forth in Section 11.2(g). “Title Defect Notice” shall have the meaning set forth in Section 11.2(a). “Title Defect Property” shall have the meaning set forth in Section 11.2(a). “Transaction Documents” shall mean those documents executed pursuant to or in connection with this Agreement. “Transfer Taxes” shall have the meaning set forth in Section 15.2(e). “Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. “Units” shall have the meaning set forth in Section 2.1(c). “Wells” shall have the meaning set forth in Section 2.1(b). “Willful Breach” shall mean, with respect to either Party, (a) such Party’s willful or deliberate act or a willful or deliberate failure to act by such Party, which act or failure to act constitutes in and of itself a material breach of any covenant set forth in this Agreement and which was undertaken with the actual knowledge of such Party that such act or failure to act would be, or would reasonably be expected to cause, a material breach of this Agreement or (b) the failure by such Party to consummate the transactions contemplated by this Agreement after all conditions to such Party’s obligations in Article VII or Article VIII, as applicable, have been satisfied or waived in accordance with the terms of this Agreement (other than those conditions which by their terms can only be satisfied simultaneously with the Closing but which would be capable of being satisfied at Closing if Closing were to occur).

“Working Interest” shall mean, with respect to a Well, the interest in such Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well, but without regard to the effect of any Burdens; provided, that if Seller’s “Working Interest” in any Well differs as to any part or depth, then a separate calculation shall be made as to each such part or depth.